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                                                                    Exhibit 10.2

                            ASSET PURCHASE AGREEMENT



                          dated as of February 4, 1999



                                 by and between



                           ASCEND COMMUNICATIONS, INC.



                                       and



                                  VOXWARE, INC.
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                            ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT dated as of February 4, 1999 is made and entered into by and between ASCEND COMMUNICATIONS, INC., a Delaware corporation ("Purchaser"), and VOXWARE, INC., a Delaware corporation ("Seller"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 11.1.

                                    RECITALS

A. Seller is engaged in, among other things, the business of developing and commercializing digital speech communications technologies based on speech coding algorithms (the "Business"); and

B. Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, certain of the assets of Seller relating to the operation of the Business, and in connection therewith, Purchaser has agreed to assume certain of the liabilities of Seller relating to the Business, all on the terms set forth herein.

                                   AGREEMENT

                                    ARTICLE I
                           SALE OF ASSETS AND CLOSING

1.1 Assets.

     (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase and pay for, at the Closing, free and clear of all Liens other than Permitted Liens, all of Seller's right, title and interest in, to and under the following Assets and Properties of Seller as the same shall exist on the Closing Date (collectively, the "Assets"); provided, however, that certain of the Assets identified in Schedule 1.1(a)(ii) shall be subject to a license agreement between Purchaser and Seller, substantially in the form attached hereto as Exhibit A (the "License Agreement"):

                (i) Tangible Personal Property. All furniture, fixtures, equipment, machinery and other tangible personal property listed in Schedule 1.1(a)(i), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (the "Tangible Personal Property");

                (ii) Intangible Personal Property. All Intellectual Property (including Seller's goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the Assets listed in Schedule 1.1(a)(ii) (the "Intangible Personal Property");

                (iii) Contracts. All Contracts listed on Schedule 1.1(a)(iii) (the "Business Contracts");

                (iv) Immigration Cases. All rights of Seller under immigration cases, including petitions and applications pending before governmental agencies such as the Immigration and Naturalization Service, Department of Labor or State Department, filed by Seller on behalf of each of David Campana, Xiaoqin Sun, Epiphany Vera and Robert Zopf, unless such individual has not become an employee of Purchaser as of the Closing Date (the "Immigration Cases"); and

                (v) Registrations. All Registrations and applications for Registrations listed in Schedule 1.1(a)(v) (the "Business Registrations").

     (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, all assets of the Seller not listed in Section 1.1(a) shall be "Excluded Assets."


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1.2 Liabilities.

     (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser will assume and agree to pay, perform and discharge when due the following obligations of Seller, as the same shall exist on the Closing Date (the "Assumed Liabilities"), and no others:

                (i) Obligations under Contracts and Registrations. All obligations of Seller under the Business Contracts and the Business Registrations arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

                (ii) Obligations under Immigration Cases. All obligations of Seller under the Immigration Cases, to the extent transferred and assigned to Purchaser hereunder; and

                (iii) Obligations for Transfer Taxes. All obligations of Seller for the Transfer Taxes.

     (b) Retained Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of Seller (including, without limitation, Liabilities related to the Business and Liabilities of Seller owed to the Employees through the Closing Date, including obligations for salary, commissions, bonus compensation, payroll, taxes, fringe benefits and severance pay) of any kind, character or description whatsoever (the "Retained Liabilities").

     (c) Defenses. Nothing herein shall be deemed to deprive Purchaser of any defenses, set-offs or counterclaims that Seller may have had with respect to any of the Assumed Liabilities. Effective as of the Closing, Seller agrees to assign, transfer and convey to Purchaser all such defenses, set-offs and counterclaims and agrees to cooperate with Purchaser to maintain, secure, perfect and enforce such defenses, set-offs and counterclaims, including the execution of any documents, the giving of any testimony or the taking of any such other action as is reasonably requested by Purchaser in connection with such defenses, set-offs and counterclaims.

1.3 Purchase Price; Allocation.

     (a) Purchase Price. The aggregate purchase price for the Assets and for the covenant of Seller contained in Section 4.9 is $5,100,000 (the "Purchase Price"), payable in the manner provided in Section 1.4.

     (b) Allocation of Purchase Price. The allocation of the consideration paid by Purchaser for the Assets and for the covenant of Seller contained in Section 4.9 shall be as set forth in Schedule 1.3(b). Neither Purchaser or Seller will take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation.

1.4 Payment; Escrow; Closing.

     (a) Purchaser has, prior to the date of this Agreement, paid Seller $204,000 of the Purchase Price. Purchaser will pay Seller $4,146,000 of the Purchase Price at Closing. The remaining $750,000 of the Purchase Price shall be held in escrow in connection with the provisions set forth in Article IX, pursuant to an escrow agreement (the "Escrow Agreement") to be entered into as of the Closing Date by Seller, Purchaser and an escrow agent mutually acceptable to Seller and Purchaser (the "Escrow Agent").


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     (b)  The Closing will take place at the offices of Gray Cary Ware &
          Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California or at such other place as Purchaser and Seller mutually agree, at 10:00 a.m. local time, on the Closing Date. Simultaneously, (a) Seller will assign and transfer to Purchaser good and valid title in and to the Assets (free and clear of all Liens, other than Permitted Liens) by delivery of (i) a General Assignment and Bill of Sale substantially in the form of Exhibit B hereto (the "General Assignment"), duly executed by Seller, (ii) an assignment of the Intellectual Property in form and substance reasonably satisfactory to Purchaser, (iii) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser's counsel, as shall be effective to vest in Purchaser good title to the Assets (the General Assignment and the other instruments referred to in clauses
          (ii) and (iii) being collectively referred to herein as the "Assignment Instruments"), and (b) Purchaser will assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of (i) an Assumption Agreement substantially in the form of Exhibit C hereto (the "Assumption Agreement"), duly executed by Purchaser, and (ii) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller's counsel, as shall be effective to cause Purchaser to assume the Assumed Liabilities as, and to the extent provided in, Section 1.2(a) (the Assumption Agreement and such other instruments referred to in clause (ii) being collectively referred to herein as the "Assumption Instruments"). At the Closing, there shall also be delivered to Seller and Purchaser the opinions, certificates and other contracts, documents and instruments required to be delivered under Articles VI and VII.

1.5 Further Assurances; Post-Closing Cooperation.

     (a) At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Operative Agreements.

     (b) Effective on the Closing Date, Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser: (i) to demand and receive from time to time any and all the Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser may deem proper in order to assert or enforce any claim, right or title of any kind in or to the Assets;
          (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchaser shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Seller shall deliver to Purchaser at Closing an acknowledged power of attorney to the foregoing effect executed by Seller. Purchaser shall indemnify and hold harmless Seller from any and all Losses caused by or arising out of any breach of Law by Purchaser in its exercise of such power of attorney.


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     (c)  Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Assets in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding involving the party seeking access or the Assets. Further each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) business day period after such offer is made.


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     (d)  If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Assets not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Seller or Purchaser in accordance with this paragraph shall be held confidential by Seller or Purchaser as the case may be in accordance with Section 12.4.

1.6 Third-Party Consents. To the extent that any Business Contract or Business Registration is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller and Purchaser shall use their best efforts to obtain the consent of such other party to the assignment of any such Business Contract or Business Registration to Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Business Contract or Business Registration, including enforcement at the cost and for the account of Purchaser of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Purchaser shall have no obligation pursuant to
Section 1.2 or otherwise with respect to any such Business Contract or Business Registration. The provisions of this Section 1.6 shall not affect the right of Purchaser not to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 6.8 has not been fulfilled.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER


Subject to and except for the information that is set forth on a list of exceptions, identified by the section of this Article II to which they pertain and contained in the Disclosure Schedule attached hereto, Seller hereby represents and warrants to Purchaser as follows:

2.1 Organization of Seller; No Subsidiaries. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct the Business as and to the extent now conducted and to own and use the Assets. Seller is duly qualified or licensed to do business as a foreign corporation in each state of the United States and each foreign jurisdiction in which it is required to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a material adverse effect on the Assets. Seller does not own any equity interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, business trust or other entity, whether incorporated or not, that is engaged in any aspect of the Business or owns or has rights with respect to the Assets.

2.2 Authority. Seller has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to sell and transfer (pursuant to this Agreement) the Assets. The execution and delivery by Seller of this Agreement and the Operative Agreements to which it is a party have been duly and validly authorized by the Board of Directors of Seller. The performance by Seller of its obligations under this Agreement and the Operative Agreements have been or will be duly and validly authorized by the stockholders of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Operative Agreements to which Seller is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with the terms of this Agreement and the Operative Agreements.

2.3 No Conflicts. The execution and delivery by Seller of this Agreement does not, and the execution and delivery by Seller of the Operative Agreements to which it is a party, the performance by Seller of its obligations under this


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Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Seller;

     (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.4 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or any of the Assets; or

     (c) except as disclosed in Section 2.3 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
          (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any of the Assets under, any Contract or License to which Seller is a party or by which any of the Assets are bound.

2.4 Governmental Approvals and Filings. Except as disclosed in Section 2.4 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

2.5 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since September 30, 1998, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Condition of the Business or in the Assets or Assumed Liabilities. Without limiting the foregoing, except as disclosed in Section 2.5 of the Disclosure Schedule, since September 30, 1998, there has not occurred any of the following:

                (i) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Assets;

                (ii) any acquisition or any sale, assignment, transfer, license or other disposition of any of the Assets, other than in the ordinary course of business consistent with past practice; or any creation or incurrence of a Lien, other than a Permitted Lien, on any Assets;

                (iii) any amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to any Business Contract or any Business Registration;

                (iv) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

                (v) any other transaction involving, or development affecting, the Business or the Assets outside the ordinary course of business consistent with past practice.

2.6 No Undisclosed Liabilities. Except for Permitted Liens or as disclosed in
Section 2.6 of the Disclosure Schedule, there are no Liabilities against, relating to or affecting any of the Assets.

2.7 Taxes.

     (a) Tax Returns. All Tax Returns relating to the Business or the Assets required to be filed by Seller have been duly filed on a timely basis and such Tax Returns are true, correct and complete in all respects. All Taxes relating to the Business and the Assets owed by Seller (whether or not shown on any Tax Return) have been paid. No claim has ever been made by any Governmental or Regulatory Authority in a jurisdiction where Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction. There are no liens or security interests on any


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          of the Assets with respect to Taxes, other than liens for Taxes not yet due and payable.


     (b)  No Other Tax Audits and No Tax Deficiencies. Except as set forth in
          Section 2.7(b) of the Disclosure Schedule, Seller's Tax Returns relating to the Business or the Assets have never been audited by any Governmental or Regulatory Authority, nor is any such audit in process, pending or , to Seller's Knowledge, threatened (either in writing or verbally, formally or informally). No deficiencies exist (whether or not asserted by any Governmental or Regulatory Authority) or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of Seller relating to the Business and the Assets. Seller has not received notice (either in writing or verbally, formally or informally) and does not expect to receive notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it with respect to and including its taxable income or activities relating to the Business or the Assets. Seller is not a party to any action or proceeding for assessment or collection of Taxes, nor has such an action or proceeding been asserted or, to Seller's Knowledge, threatened (either in writing or verbally, formally or informally) against Seller or the Assets.

2.8 Legal Proceedings. Except as disclosed in Section 2.8 of the Disclosure
Schedule:

     (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened that relate to or affect the Business, the Assets or the Assumed Liabilities, including but not limited to Actions or Proceedings that could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements;

     (b) there are no facts or circumstances Known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

     (c) there are no Orders outstanding against Seller with respect to the Business, the Assets or the Assumed Liabilities.

2.9 Compliance With Laws and Orders. Except as disclosed in Section 2.9 of the Disclosure Schedule, Seller is not, nor has it at any time within the last five
(5) years been, nor has it received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Business or the Assets.

2.10 Tangible Personal Property; Title.

     (a) Seller is in possession of, and has good and marketable title to, all the Tangible Personal Property. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.10 of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

     (b) At the Closing, Seller will sell, convey, assign, transfer and deliver to Purchaser good, valid and marketable title and all the Seller's right and interest in and to all of the Assets, free and clear of any Liens except for Permitted Liens.


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2.11 Intellectual Property Rights.

     (a) Seller owns all right, title and interest in and to all of the Intangible Personal Property (other than the Third Party Technology, as defined below), free and clear of all claims and Liens (including without limitation distribution rights). All Intellectual Property of third parties ("Third Party Technology") contained in the Intangible Personal Property is subject to Third Party Licenses (as defined below), each of which is valid and enforceable and in full force and effect, and which grant Seller such rights to Third Party Technology as are necessary to unrestricted utilization of the Intangible Personal Property.

     (b) Section 2.11(b) of the Disclosure Schedule contains a list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any Third Party Technology that Seller is licensed or otherwise authorized by such third parties to incorporate into the Intangible Personal Property.

     (c) All of Seller's trademark or tradename registrations related to the Assets and all of Seller's copyrights in any of the Assets are valid and in full force and effect; and consummation of the transactions contemplated hereby, except as contemplated hereby, will not alter or impair any such rights.

     (d) Except as disclosed in Section 2.11(d) of the Disclosure Schedule, no claims have been asserted against Seller (and Seller is not aware of any claims that are likely to be asserted against Seller or which have been asserted against others) by any person challenging Seller's use or distribution of any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes related to the Assets (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses). To the Knowledge of Seller, there is no valid basis for any claim of the type specified in the immediately preceding sentence that could in any material way relate to or interfere with the continued enhancement and exploitation by Purchaser of any of the Assets.

     (e) To the Knowledge of Seller, none of the Assets or the use of the Intangible Personal Property by Seller in the conduct of the Business infringes on the rights of, constitutes misappropriation of, or involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

     (f) Except as disclosed in Section 2.11(f) of the Disclosure Schedule, Seller has not granted any third party any right or license to manufacture, reproduce, distribute, market or exploit any of the Intangible Personal Property or any adaptations, translations, or derivative works based on the Intangible Personal Property or any portion thereof

     (g) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the Intangible Personal Property at any stage of their development were written, developed and created solely and exclusively by employees of Seller without the assistance of any third party, or were created by third parties who assigned ownership of their rights to Seller in valid and enforceable agreements, which are included in the Business Contracts to be assigned and transferred to Purchaser hereunder. Seller has at all times used commercially reasonable efforts to treat the Intangible Personal Property as containing trade secrets and has not disclosed or otherwise dealt with such items


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          in such a manner as to cause the loss of such trade secrets by release thereof into the public domain.


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

     (h) To the Knowledge of Seller, each person currently or formerly employed by Seller (including independent contractors, if any) that has or had access to confidential information of Seller relating to the Intangible Personal Property has executed a confidentiality and non-disclosure agreement in the form previously provided to counsel for Purchaser. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of Seller and, to Seller's Knowledge, such person, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles or the exercise of judicial discretion in accordance with such principles.

     (i) No product liability or warranty claim with respect to any products related to the Business has been communicated to or overtly threatened against Seller nor, to the Knowledge of Seller, is there any specific situation, set of facts or occurrence that provides a basis for any such claim.

2.12 Contracts.

     (a) Section 2.12(a) of the Disclosure Schedule contains a true and complete list of each Contract or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement) in any way affecting the Business, the Assets or the Assumed Liabilities.

     (b) Each Business Contract required to be disclosed in Section 2.12(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and, to Seller's Knowledge, of each other party thereto; and except as disclosed in Section 2.12(b) of the Disclosure Schedule neither Seller nor, to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

     (c) Except as disclosed in Section 2.12(c) of the Disclosure Schedule, the execution, delivery and performance by Seller of this Agreement and the Operative Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (a) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (b) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or
          (c) result in the creation or imposition of any Lien upon Seller or any of the Assets under, any Business Contract.

2.13 Registrations Section 2.13 of the Disclosure Schedule contains a true and complete list of all Registrations used or held for use in the Business (including all pending applications for such Registrations), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of all such Registrations. Except as disclosed in Section 2.13 of the Disclosure Schedule:

Seller owns or validly holds all Registrations that are material, individually or in the aggregate, to the Business;

each Business Registration is valid, binding and in full force and effect;

Seller is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Business Registration; and

the execution, delivery and performance by Seller of this Agreement and the Operative Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (a) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (b) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (c) result in the creation or imposition of any Lien upon Seller or any of the Assets under, any Business Registration.

2.14 Employees

     (a) Section 2.14(a) of the Disclosure Schedule contains a list of the name of each employee employed in the Business at the date hereof (an "Employee"), together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date.

     (b) Except as disclosed in Section 2.14(b) of the Disclosure Schedule, (i) no Employee is currently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against Seller with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. During the last five (5) years, there has been no work stoppage, strike or other concerted action by employees of Seller engaged in the Business. During that period, Seller has complied in all material respects with all applicable Laws relating to the employment of the Seller's employees, including, without limitation those relating to wages, hours and collective bargaining.

2.15 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment except for amounts owed by Seller to Ladenberg for services that Ladenberg rendered in connection with the transactions contemplated by this Agreement.

2.16 Proxy Statement The information supplied by Seller for inclusion in the proxy statement (the "Proxy Statement") to be sent to the stockholders of Seller in connection with the special meeting of Seller's stockholders to consider this Agreement (the "Seller Stockholders Meeting") shall not, on the date the Proxy Statement is first mailed to stockholders of Seller or at the time of the Seller Stockholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement, in light of the circumstances under which they were made, not misleading.

2.17 Opinion of Financial Advisor. The financial advisor to Seller has delivered to Seller an opinion dated as of or immediately prior to the date of this Agreement to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to Seller's stockholders.

2.18 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement, in each case relating to the Assets, Assumed Liabilities or the Business, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

3.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

3.2 Authority. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

3.3 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Purchaser;

     (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.4 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

     (c) except as disclosed in Schedule 3.3 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or

          (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

3.4 Governmental Approvals and Filings. Except as disclosed in Schedule 3.4 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

3.5 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

3.6 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV
                               COVENANTS OF SELLER

Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, indefinitely, Seller will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

4.1 Regulatory and Other Approvals. Seller will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Seller to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections
2.3 and 2.4 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements. Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

4.2 Investigation by Purchaser. Subject to Section 12.4 hereof, Seller will (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to the Employees and such other officers, employees and agents of Seller who have any responsibility for the conduct of the Business, to Seller's accountants and to the Assets, and (b) furnish Purchaser and its Representatives with all such information and data concerning the Business, the Assets and the Assumed Liabilities as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

4.3 No Solicitations. Seller will not take, nor will it permit any Affiliate of Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Business or permitting access to the

Assets and Books and Records of Seller) any Acquisition Proposal (as hereinafter defined); provided, however, that if, at any time prior to obtaining stockholder approval of the Transaction, Seller's Board of Directors determines in reasonable good faith, with the advice of outside counsel, that it would be a violation of its fiduciary duties to Seller's stockholders under applicable law not to do so, Seller may, in response to a Superior Proposal (as hereinafter defined), furnish information to and participate in negotiations with the third party making such Superior Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal, offer, discussions or negotiations looking toward (i) an acquisition of Seller or any material amount of stock or assets of Seller (other than in the ordinary course of business consistent with past practice) or all or substantially all of the assets of Seller related to the Business, (ii) a merger, consolidation, share exchange or other business combination transaction with or involving Seller, or (iii) an option or right to effect any transaction within the scope of the foregoing clauses (i) or (ii). For purposes of this Agreement, a "Superior Proposal" means a bona fide Acquisition Proposal from a third party on terms which Seller's Board of Directors determines in its reasonable good faith judgment (after consultation with Ladenburg Thalmann or another independent investment banking adviser of nationally recognized reputation) to be more favorable from a financial point of view to Seller's stockholders than the transactions contemplated by this Agreement and for which financing, to the extent required, is then committed or reasonably capable of being obtained by such third party. Seller shall notify Purchaser no later than twenty-four (24) hours after receipt by Seller (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Seller by any person or entity that informs such party that it is considering making, or has made, a Acquisition Proposal (the "Competing Offeror"). Such notice to Purchaser shall be made orally and in writing and shall indicate in reasonable detail the identity of the Competing Offeror and the terms and conditions of such proposal, inquiry or contact. Seller shall notify Purchaser of the occurrence and substance of any discussions held with any such Competing Offeror within twenty-four (24) hours of the occurrence of such discussions. Seller shall notify Purchaser at least forty-eight (48) hours prior to accepting or agreeing to a Superior Proposal or making any public announcement of its intention to do so or to recommend a Superior Proposal to its stockholders or to withdraw its recommendation for approval of this Agreement and the transactions contemplated herein or to engage in a Superior Proposal.

4.4 Conduct of Business. Subject to the restrictions set forth in Section 4.6, prior to the Closing Seller will operate the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller will:

     (a) use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Business, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the Employees, (iii) take all necessary steps to preserve, and avoid any loss of rights to, the Intellectual Property relating to or pertaining to the Assets. and (iv) maintain the Assets in good working order and condition, ordinary wear and tear excepted;

     (b) except to the extent required by applicable Law or the SEC, (i) cause the Business Books and Records to be maintained in the usual, regular and ordinary manner and (ii) not permit any material change in any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Seller that would adversely affect the Business, the Assets or the Assumed Liabilities;

     (c) comply, in all material respects, with all Laws and Orders applicable to the Business and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

     (d) deliver copies to Purchaser of all Registration applications and other filings made by Seller in connection with the operation of the Business after the date hereof and before the Closing Date with any Governmental or Regulatory Authority.

4.5 Employee Matters. Seller recognizes that Purchaser may make offers of employment to, and may employ at its sole discretion, the Employees listed on
Schedule 4.5 (the "Designated Employees") hereto prior to the Closing. Seller will release any Designated Employee hired by Purchaser from any and all obligations, including obligations of confidentiality, owed to Seller relating to the Assets or the Business. Promptly following the date of this Agreement, Seller will provide Purchaser with all contact information in the possession of Seller for all prior employees of Seller that were employed in the Business or worked with the Assets.

4.6 Certain Restrictions. Seller will refrain from, without the prior written consent of Purchaser, which will not be unreasonably withheld:

     (a) except in accordance with those valid and binding license agreements identified in Section 2.11(f) of the Disclosure Schedule, selling, assigning, transferring, licensing or otherwise disposing of any of the Assets or creating or incurring any Lien, other than a Permitted Lien, on any of the Assets;

     (b) amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Business Contract or any material Business Registration;

     (c) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any Business Contract or any Business Registration;

     (d)  waiving or releasing any right or claim related to the Assets; and

     (e)  entering into any Contract to do or engage in any of the foregoing.

4.7 Proxy Statement. As promptly as practicable after the execution of this Agreement, Seller shall prepare and file with the SEC the Proxy Statement. Seller shall use all reasonable efforts to obtain the approval of the SEC to circulate the Proxy Statement as soon after such filing as reasonably practicable. If at any time prior to the Closing Date any event relating to Seller or any of its Affiliates, officers or directors should be discovered by Seller which should be set forth in a supplement to the Proxy Statement, Seller shall promptly inform Purchaser and shall prepare and provide such supplement to its stockholders. Unless Seller's Board of Directors determines in reasonable good faith after consultation with outside corporate counsel that to do so would be contrary to the fiduciary duties of Seller's Board of Directors to Seller's stockholders under applicable law, the Proxy Statement shall include the recommendation of Seller's Board of Directors in favor of approval and adoption of this Agreement and the Operative Agreements and the transactions contemplated herein and therein.

4.8 Stockholders Meeting Seller shall call and hold the Seller Stockholders Meeting as promptly as practicable after the date hereof for the purpose of voting upon the adoption of this Agreement and the approval of the transactions contemplated herein. Unless Seller's Board of Directors determines in reasonable good faith after consultation with outside corporate counsel that to do so would be contrary to the fiduciary duties of Seller's Board of Directors to Seller's stockholders under applicable law, Seller's Board of Directors shall recommend that Seller stockholders vote in favor of the adoption of this Agreement and the approval of the transactions contemplated herein, and Seller shall otherwise use all reasonable efforts, including but not limited to participating in presentations to stockholders, to obtain the requisite approval of Seller stockholders. Seller agrees to retain a proxy solicitor to assist Seller in obtaining the requisite approval of Seller stockholders if, in the reasonable estimation of Purchaser, a proxy solicitor will make a material difference in Seller's ability to obtain such approval.

4.9 Nonsolicitation; Noncompetition

     (a) Seller will, for a period of three (3) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates:

                (i) employing, engaging or seeking to employ or engage any Employee hired by Purchaser, without the prior written consent of Purchaser; and

                (ii) participating or engaging, as owner, partner, stockholder, joint venturer, consultant or licensor, or in any capacity whatsoever become financially interested (other than through the ownership of 5% or less of any class of securities registered under the Securities Exchange Act of 1934, as amended) in any business developing or commercializing technologies or products in the following areas or any business providing consulting services relating to any of the following areas: (i) voice coders for real-time interactive applications, (ii) noise filters, (iii) echo cancellers, (iv) packet loss recovery, (v) voice over IP/FR/ATM gateways, access devices and backbone transport, (vi) software to support gateways described in (v) or other packet-to-circuit products, and (vii) any other packet-to-circuit voice/video gateways.

        (b) Seller agrees that the time period provided for and the geographical area and the areas of business encompassed by the covenants contained in this Section are necessary and reasonable in order to protect the Purchaser in the utilization of the Assets.

        (c) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

        (d) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

4.10 Confidentiality; Enforcement of Contracts. Except as expressly permitted under this Agreement or the License Agreement and except in accordance with those valid and binding license agreements identified in Section 2.11(f) of the Disclosure Schedule, Seller agrees that it will not make use of, disseminate or in any way disclose any information relating to or included in the Assets, including but not limited to the software, know-how, trade secrets and algorithms included in the Assets. Seller will immediately give notice to Purchaser of any unauthorized use or disclosure of such information. Seller also agrees that Seller will enforce any Contracts of Seller that are not assumed by Purchaser hereunder so as to preserve the value of the Assets, including but not limited to (a) Contracts with employees and consultants relating to confidentiality and ownership matters related to the Assets and (b) Contracts with other Persons pursuant to which Seller has granted rights relating to the Assets to such Persons.

4.11 Lucent Agreement. At Purchaser's request following the Closing, Seller will use reasonable commercial efforts and will cooperate with Purchaser to assign to Purchaser that certain Agreement between Seller and Lucent Technologies, Inc. ("Lucent") dated August 4, 1997. Any additional fees that Lucent requires to assign said agreement will be paid by Purchaser.

4.12 License Grants to Purchaser.

     (a) Seller will give Purchaser immediate access to the source code and object code for Seller's technologies known as TNT, RT24 and AES/AEC for Windows 95 and NT 4.0 platforms, and Seller hereby grants Purchaser a royalty free, worldwide license to use this source and object code internally, to develop derivative works thereof (other than derivative works that change the bit-stream or bit-rate of these technologies) and to sublicense end users to use, for beta test purposes only, this object code and derivatives thereof contained within products developed, manufactured or distributed by Purchaser. To the extent that Purchaser does not enter into a license agreement pursuant to (b) or (c) below, then the license granted under this subsection (a) will immediately terminate and Purchaser shall return to Seller or destroy all copies of such technologies in its possession.

     (b) In the event this Agreement is terminated pursuant to Section 10.1(a) and Purchaser wishes to continue to use Seller's technologies known as TNT, RT24 and AES/AEC, then Seller promptly will grant to Purchaser a license at the prices listed in the table in subsection (c) and consistent with the other license terms set forth in subsection (c). The other terms of this license will be negotiated in good faith by Purchaser and Seller.

     (c) In the event this Agreement is terminated pursuant to any subsection of
Section 10.1 other than Section 10.1(a) or Section 10.1(h), Seller promptly shall sell and Purchaser in its sole discretion and at its option may buy a perpetual, non-exclusive, worldwide license for up to five of Seller's technologies listed in the table below, including source code and related tools and documentation, for the prices listed in the table below. This license shall permit Purchaser to use source and object code for the licensed technologies internally, to develop derivative works thereof (other than derivative works that change the bit-stream or bit-rate of these technologies), to distribute and sublicense object code versions of these technologies where these object code versions are distributed or sublicensed only within other products developed, manufactured or distributed by Purchaser, and to sublicense source code versions of these technologies for the sole purpose of permitting customers to maintain these technologies, consistent with Ascend's normal practices for sublicensing its source code. Other terms of this license will be negotiated in good faith by Purchaser and Seller. Additionally, with the written consent of Seller, Purchaser may purchase a license to any additional technologies of Seller listed on the following table, including source code and related tools and documentation for the prices listed in the table below.

--------------------------------------------------------------------------------
     Seller Technologies                                             Prices
--------------------------------------------------------------------------------
     Transparent coder                                             $175,000
--------------------------------------------------------------------------------
     Variable Rate coder                                           $175,000
--------------------------------------------------------------------------------
     Endpoint RT24                                                 $ 20,000
--------------------------------------------------------------------------------
     AEC/AES                                                       $150,000
--------------------------------------------------------------------------------
     Noise Filter                                                  $150,000
--------------------------------------------------------------------------------
     Packet Loss Recovery                                          $150,000
--------------------------------------------------------------------------------
     AGC                                                           $ 50,000
--------------------------------------------------------------------------------
     TNT                                                           $ 50,000
--------------------------------------------------------------------------------

     (d) Commencing on the Closing Date, Seller grants Purchaser a royalty free, worldwide non-exclusive license (with the right to sublicense) under Seller's rights under Application for United States Patent serial number 08/943,515 "Voice Transformation System and Method Using Frequency Domain Spectral Warping" (and all patents issuing thereunder and all continuations, continuations in part, divisionals, reissues and foreign counterparts thereof) solely for the purposes of making, using and selling products for voice over IP applications.

4.13 Notice and Cure. Seller will notify Purchaser in writing of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Seller, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Seller also will notify Purchaser in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes Known to Seller, of any representation, warranty, covenant or agreement made by Seller in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section (i) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or (ii) shall in any way limit Purchaser's right to seek indemnity under Article IX.

4.14 Fulfillment of Conditions. Seller will execute and deliver at the Closing each Operative Agreement that Seller is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                    ARTICLE V
                             COVENANTS OF PURCHASER

Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing.

5.1 Regulatory and Other Approvals. Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Schedules 3.3 and 3.4 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Seller as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Seller to consummate the transactions contemplated hereby and by the Operative Agreements. Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

5.2 Notice and Cure. Purchaser will notify Seller in writing of, and contemporaneously will provide Seller with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Purchaser also will notify Seller in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to Purchaser, of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller's right to seek indemnity under Article IX.

5.3 Employee Matters. Prior to the Closing Date, Purchaser may make offers of employment (to be effective prior to, on or after the date of this Agreement) to such Designated Employees as it shall determine in its sole discretion. Purchaser may condition such offers upon consummation of the transactions contemplated herein. All employment arrangements between Purchaser and any Designated Employee will be negotiated directly between Purchaser and such Designated Employee; provided, however, that Purchaser agrees that it will pay to each Designated Employee that it hires as an employee of Purchaser a signing bonus of $5,000.

5.4 Nonsolicitation of Employees. If this Agreement is terminated pursuant to
Section 10.1, Purchaser will, for a period of six (6) months from the date of such termination, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates, employing, engaging or seeking to employ or engage any employee of Seller as of the date of such termination, unless such employee (a) resigns voluntarily from Seller (without any solicitation from Purchaser or any of its Affiliates) or (b) is terminated by Seller or any of its Affiliates after the date of such termination.

5.5 Fulfillment of Conditions. Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VI
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser hereunder to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

6.1 Representations and Warranties. Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects (without regard for any materiality qualifiers contained therein) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

6.2 Performance. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller at or before the Closing.

6.3 Stockholder Approval. This Agreement and the Operative Agreements, and the transactions contemplated herein and therein, shall have been approved by the stockholders of Seller as required in the Seller's charter documents or by relevant statute and law.

6.4 Officers' Certificates. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed by the Chairman of the Board or the President of Seller, substantially in the form and to the effect of Exhibit D hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Seller, substantially in the form and to the effect of Exhibit E hereto.

6.5 Lack of Adverse Change. Since the date of this Agreement, there has not occurred any incident or event that, individually or in the aggregate, has had a material adverse effect on the Assets or the Business.

6.6 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

6.7 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, shall have occurred.

6.8 Third Party Consents. The consents (or in lieu thereof waivers) listed in
Schedule 6.8 hereto and all other consents (or in lieu thereof waivers) to the performance by Seller of its obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Seller is a party or by which any of its Assets and Properties are bound, other than consents to the transfer to Purchaser of Seller's software licenses for Entropic xwaves, Metrowerks Code Warrior Analysis Tools (Release 1) and Development Tools, PVCS and Trace Point, (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser, the Assets, the Assumed Liabilities or the Business or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser.

6.9 Opinion of Counsel. Purchaser shall have received the opinion of Fulbright & Jaworski L.L.P., counsel to Seller, dated the Closing Date, substantially in the form and to the effect of Exhibit F hereto, and to such further effect as Purchaser may reasonably request.

6.10 Escrow Agreement. Seller, Purchaser and the Escrow Agent shall have entered into the Escrow Agreement, which agreement shall be substantially in the form attached hereto as Exhibit G.

6.11 Deliveries. Seller shall have delivered to Purchaser the General Assignment and the other Assignment Instruments.

6.12 Proceedings. All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

6.13 License Agreement. Seller and Purchaser shall have entered into the License Agreement.

                                   ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

7.1 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects (without regard for any materiality qualifiers contained therein) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

7.2 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

7.3 Officers' Certificates. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Executive or Senior Vice President of Purchaser, substantially in the form and to the effect of Exhibit H hereto.

7.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

7.5 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

7.6 Deliveries. Purchaser shall have delivered to Seller the Assumption Agreement and the other Assumption Instruments.

7.7 Stockholder Approval. This Agreement and the Operative Agreements, and the transactions contemplated herein and therein, shall have been approved by the stockholders of Seller as required in the Seller's charter documents or by relevant statute and law.

7.8 Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VIII
                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

8.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the Business or the Assets or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing (i) indefinitely with respect to the representations and warranties contained in Section 2.11 or (ii) with respect to all other representations, warranties, covenants and agreements, for a period of eighteen (18) months from the Closing Date, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (ii) above will continue to survive if a claim for indemnity shall have been made under
Article IX on or prior to such termination date, until such claim has been satisfied or otherwise resolved.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1 Indemnification.

      (a) Subject to the other Sections of this Article IX, Seller shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement or (ii) a Retained Liability.

      (b) Subject to the other Sections of this Article IX, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement or (ii) an Assumed Liability.

      (c) No amounts of indemnity shall be payable in the case of a claim by a Purchaser Indemnified Party under Section 9.1(a)(i) or a Seller Indemnified Party under Section 9.1(b)(i), as the case may be, unless and until the Purchaser Indemnified Parties or Seller Indemnified Parties, as the case may be, have suffered, incurred, sustained or become subject to Losses referred to in such Sections in excess of $50,000 in the aggregate, in which event Purchaser Indemnified Parties or Seller Indemnified Parties, as the case may be, shall be entitled to claim indemnity for the amount of such Losses exceeding $25,000, provided that this paragraph (c) shall not apply to a misrepresentation or breach of warranty by Seller of Seller's representations and warranties made in Section 2.10 or Section 2.11.

     (d) That portion of the Purchase Price deposited in escrow with the Escrow Agent and governed by the terms and conditions of the Escrow Agreement shall be the sole and exclusive remedy available to the Purchaser Indemnified Parties for all Losses by a Purchaser Indemnified Party as a result of any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement, provided that this paragraph (d) shall not apply to Losses by a Purchaser Indemnified Party as a result of any misrepresentation or breach of warranty by Seller of Seller's representations and warranties in Section 2.10 or
          Section 2.11.

9.2 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 9.1 will be asserted and resolved as follows:

      (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.1 is asserted against or sought to be collected from such Indemnified Party by a Person other than Seller, Purchaser or any Affiliate of Seller or Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 9.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.2(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 9.2(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.2(a)(i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under
                      Section 9.1 with respect to such Third Party Claim.

                (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to
                      Section 9.2(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Section 9.2(a)(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
                      Section 9.2(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.2(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section
                      9.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 9.2(c).

      (b) In the event any Indemnified Party should have a claim under Section
          9.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under
          Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 9.2(c).

      (c) Any dispute submitted to arbitration pursuant to this Section 9.2 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet in Alameda, California or in Princeton, New Jersey or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

                                    ARTICLE X
                                   TERMINATION

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date (with respect to Section 10.1(b) through Section 10.1(h), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with this Agreement by the stockholders of Seller:

      (a) by mutual written consent of Purchaser and Seller; or

      (b) by either Purchaser or Seller if the Closing shall not have occurred by June 26, 1999 (provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

      (c) by either Purchaser or Seller if a court of competent jurisdiction or other Governmental or Regulatory Authority shall have issued a final order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Closing, and all appeals with respect to such order, decree, ruling or action have been exhausted or the time for appeal of such order, decree, ruling or action shall have expired (provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any party which has not complied with its obligations under Sections 4.1 and Section 5.1); or

      (d) by either Purchaser or Seller if, at the Seller Stockholders Meeting (including any adjournment or postponement thereof), the requisite vote of Seller's stockholders in favor of this Agreement and approval of the transactions contemplated hereby shall not have been obtained; or

      (e) by Purchaser if (i) the Board of Directors of Seller shall have withdrawn or modified its recommendation of this Agreement or the transactions contemplated herein in a manner adverse to Purchaser or shall have resolved or publicly announced or disclosed its intention to do so; or (ii) the Board of Directors of Seller shall have recommended a Superior Proposal to the stockholders of Seller or shall have resolved or publicly announced its intention to recommend or accept a Superior Proposal; or (iii) a tender offer or exchange offer which if completed would result in the ownership by any person and such person's affiliates of fifty percent (50%) or more of the outstanding shares of Seller Common Stock shall have been commenced and the Board of Directors of Seller shall have filed a Statement on Form 14D-9 recommending acceptance of such tender or exchange offer or shall have resolved or publicly announced its intention to recommend acceptance of such tender or exchange offer; or

      (f) by Purchaser if a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement shall have occurred which if uncured would cause any condition set forth in
          Section 6.1 or Section 6.2 not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within ten (10) business days following receipt by Seller of written notice of such breach from Purchaser; or

      (g) by Seller if it shall have accepted, approved or resolved to accept or approve a Superior Proposal in compliance with the terms of Section 4.3; or

      (h) by Seller, if a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement shall have occurred which if uncured would cause any condition set forth in
          Section 7.1 or Section 7.2 not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within ten (10) business days following receipt by Purchaser of written notice of such breach from Seller.

10.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 10.1, there shall be no liability or obligation on the part of Seller or Purchaser or any of their respective officers, directors, stockholders or Affiliates, except as set forth in Section 10.3. The foregoing limitations shall not apply to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements in this Agreement. The provisions of Section 4.12, Section 5.4,
Section 10.3 and Section 12.4 of this Agreement shall remain in full force and effect and survive any termination of this Agreement

10.3 Fees and Expenses.

      (a) Except as set forth in this Section 10.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated herein are consummated.

      (b) If this Agreement is terminated (i) by Purchaser pursuant to Section 10.1(e) or Section 10.1(f), or (ii) by Seller pursuant to Section 10.1(g), or (iii) by Seller or Purchaser pursuant to Section 10.1(d) as a result of the failure to obtain the requisite vote for adoption of this Agreement and approval of the transactions contemplated herein by the stockholders of Seller and (in the case of clause (iii)) (x) at the time of such failure an Alternative Transaction involving Seller shall have been announced or publicly proposed and (y) within one year of such failure Seller or its Board of Directors accepts, recommends or enters into or announces any definitive or preliminary agreement or letter of intent with respect to an Alternative Transaction or an Alternative Transaction is consummated, Seller shall pay to Purchaser a termination fee of $204,000 (the "Termination Fee"). The Termination Fee shall be paid in cash by wire transfer of immediately available funds to an account designated by Purchaser and shall be payable: (x) in the case of termination by Seller pursuant to Section 10.1(g), prior to and as a condition precedent to the effectiveness of such termination; (y) in the case of termination by Purchaser pursuant to Section 10.1(e) or Section 10.1(f), promptly after such termination; and (z) in the case of termination by Seller or Purchaser pursuant to Section 10.1(d) in the circumstances set forth in clause (iii) of the preceding sentence, not later than the earliest such time as (A) Seller or its Board of Directors accepts, recommends or enters into or announces any definitive or preliminary agreement or letter of intent with respect to such Alternative Transaction, or (B) an Alternative Transaction is consummated.

      (c) If this Agreement is terminated by Seller pursuant to Section 10.1(h), Purchaser shall pay to Seller a termination fee of $204,000.

      (d) As used in this Agreement, an "Alternative Transaction" with respect to Seller means (i) a transaction or series of transactions pursuant to which any person or group (as such term is defined under the Exchange Act), other than Purchaser, or any affiliate thereof (a "Third Party"), acquires (or would acquire upon completion of such transaction or series of transactions) more than fifty percent (50%) of the equity securities or voting power of Seller or any of its material subsidiaries, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or other business combination involving Seller or any of its material subsidiaries pursuant to which any Third Party acquires ownership (or would acquire ownership upon consummation of such merger, consolidation, share exchange or other business combination) of more than fifty percent (50%) of the outstanding equity securities or voting power of Seller or any of its material subsidiaries or of the entity surviving such merger or business combination or resulting form such consolidation, or (iii) any other transaction or series of transactions pursuant to which any Third Party acquires (or would acquire upon completion of such transaction or series of transactions) control of assets of Seller or any of its material subsidiaries (including, for this purpose, outstanding equity securities of subsidiaries of Seller) having a fair market value equal to more than fifty percent (50%) of the fair market value of all the consolidated assets of Seller immediately prior to such transaction or series of transactions

10.4 Late Payment of Fees. If any fee or expense due under Section 10.3 is not timely paid, the defaulting party shall pay the costs and expenses (including reasonable documented legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

                                   ARTICLE XI
                                   DEFINITIONS

11.1 Definitions.

      (a) Defined terms. As used in this Agreement, the following defined terms have the meanings indicated below:

"Acquisition Proposal" has the meaning ascribed to it in Section 4.3.

"Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

"Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person. "Agreement" means this Asset Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.4 and 7.3, as the same shall be amended from time to time.

"Alternate Transaction" has the meaning ascribed to it in Section 10.3(d).

"Assets" has the meaning ascribed to it in Section 1.1(a).

"Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

"Assignment Instruments" has the meaning ascribed to it in Section 1.4(b).

"Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

"Assumed Liabilities" has the meaning ascribed to it in Section 1.2(a).

"Assumption Agreement" has the meaning ascribed to it in Section 1.4(b).

"Assumption Instruments" has the meaning ascribed to it in Section 1.4(b).

"Board of Arbitration" has the meaning ascribed to it in Section 9.2(c).

"Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Registrations, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

"Business" has the meaning ascribed to it in the forepart of this Agreement.

"Business Contracts" has the meaning ascribed to it in Section 1.1(a)(iii).

"Business Day" means a day other than Saturday, Sunday or any day on which banks located in the location of Seller's principal executive offices and location of Purchaser's principal executive offices are authorized or obligated to close.

"Business Registrations" has the meaning ascribed to it in Section 1.1(a)(v).

"Claim Notice" means written notification pursuant to Section 9.2(a) of a Third Party Claim as to which indemnity under Section 9.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 9.2, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

"Closing" means the closing of the transactions contemplated by Section 1.4.

"Closing Date" means (a) the second Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections 6.3, 6.5 through
6.8 and Section 7.4 through 7.7 has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Competing Offer" has the meaning ascribed to it in Section 4.3.

"Condition of the Business" means the business, condition (financial or otherwise), results of operations, Assets and Properties of the Business.

"Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

"Designated Employees" has the meaning ascribed to it in Section 4.5.

"Disclosure Schedule" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

"Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

"Employee" means the employees of Seller listed on Section 2.14 of the Disclosure Schedule.

"Escrow Agent" and "Escrow Agreement" have the respective meanings ascribed to them in Section 1.4(a).

"Excluded Assets" has the meaning ascribed to it in Section 1.1(b).

"General Assignment" has the meaning ascribed to it Section 1.4(b).

"Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

"Immigration Cases" has the meaning ascribed to it in Section 1.1(a)(iv).

"Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

"Indemnified Party" means any Person claiming indemnification under any provision of Article IX, including without limitation a Person asserting a claim pursuant to Section 9.3(c).

"Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article IX, including without limitation a Person against whom a claim is asserted pursuant to Section 9.3(c).

"Indemnity Notice" means written notification pursuant to Section 9.2(b) of a claim for indemnity under Article IX by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

"Intangible Personal Property" has the meaning ascribed to it in Section 1.1(a)(ii).

"Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, algorithms, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, archival data, tapes, programs and documentation and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

"Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Seller (other than trade receivables generated in the ordinary course of business of the Seller).

"IRS" means the United States Internal Revenue Service.

"Knowledge of Seller" or "Known to Seller" means the knowledge of any officer or director or Gerard Aguilar, James Allington, David A. Campana, Juin-Hwey Chen, David Most, Vipul Parikh, Xiaoqin Sun, Takahiro Unno, Epiphany Vera, Wei Wang and Robert Zopf.

"Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

"Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

"Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

"Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

"Operative Agreements" means, collectively, the General Assignment and the other Assignment Instruments, the Assumption Agreement and the other Assumption Instruments, the Escrow Agreement and any support or other agreements to be entered into in connection with the transaction.

"Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

"Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business, and (iv) with respect to the Intangible Personal Property, those valid and binding software license agreements listed on Section 2.11(f) of the Disclosure Schedule.

"Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

"Property" or "Properties" means Intellectual Property, Tangible Personal Property and property subject to Personal Property Leases.

"Proxy Statement" has the meaning ascribed to it in Section 2.16.

"Purchase Price" has the meaning ascribed to it in Section 1.3(a).

"Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

"Purchaser Indemnified Parties" means Purchaser and its officers, directors, employees, agents and Affiliates.

"Registrations" means all Registrations, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

"Representatives" has the meaning ascribed to it in Section 4.2.

"Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

"Retained Liabilities" has the meaning ascribed to it in Section 1.2(b).

"SEC" means the Securities and Exchange Commission.

"Seller" has the meaning ascribed to it in the forepart of this Agreement.

"Seller Indemnified Parties" means Seller and its officers, directors, employees, agents and Affiliates.

"Seller Stockholders Meeting" has the meaning ascribed to it in Section 2.16.

"Superior Proposal" has the meaning ascribed to it in Section 4.3.

"Tangible Personal Property" has the meaning ascribed to it in Section
1.1(a)(i).

"Tax Returns" means shall mean any return, declaration, report, estimates, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, covering or relating to the Assets or the Business.

"Taxes" means shall mean any federal, provincial, territorial, local, or foreign income, profits, gross receipts, capital gains taxes, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, Business Registration, occupation, value added, goods and service, alternative or add-on minimum, estimated, or other tax or governmental charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, relating to the Assets or the Business.

"Termination Fee" has the meaning ascribed to it in Section 10.3(b).

"Third Party" has the meaning ascribed to it in Section 10.3(d).

"Third Party Claim" has the meaning ascribed to it in Section 9.2(a).

"Third Party Licenses" has the meaning ascribed to it in Section 2.11(b).

"Third Party Technology" has the meaning ascribed to it in Section 2.11(a).

"Transfer Taxes" shall mean all sales taxes, use taxes, conveyance taxes, transfer taxes, filing fees, recording fees, reporting fees and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Assets hereunder, except for federal, state or local income or similar taxes based upon or measured by revenue, income, profit or gain from the transfer of the Assets or the operation of the Business prior to the Closing or by any increase in the value of any of the Assets through the Closing Date.

      (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Seller in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

     If to Purchaser, to:

                                        Ascend Communications, Inc.
                                        One Ascend Plaza
                                        1275 Harbor Bay Parkway
                                        Alameda, CA       94502
                                        Facsimile No.:  (510) 747.6621
                                        Attn.:  General Counsel
     with a copy to:

                                        Gray Cary Ware & Freidenrich LLP
                                        400 Hamilton Avenue, Palo Alto, CA 94301
                                        Facsimile No.:  (650) 327-3699
                                        Attn.:  Thomas Furlong, Esq.

     If to Seller, to:

                                        Voxware, Inc.
                                        305 College Road East
                                        Princeton, NJ 08540
                                        Facsimile No.:  609.514.4103
                                        Attn.:  Bathsheba J. Malsheen

     with a copy to:

                                        Fulbright & Jaworski L.L.P.
                                        666 Fifth Avenue
                                        New York, NY 10103
                                        Facsimile No.:  (212) 752.5958
                                        Attn.:  Lawrence A. Spector

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

12.2 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

12.3 Public Disclosure. Purchaser and Seller shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules of the NASD or the stock exchanges on which their respective securities are listed

12.4 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business, the Assets or the Assumed Liabilities furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives. Notwithstanding the foregoing, Purchaser shall be entitled to disclose this Agreement to Lucent Technologies, Inc. subject to a nondisclosure obligation on the part of Lucent Technologies, Inc.

12.5 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

12.6 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

12.7 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.

12.8 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article IX) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post-Closing purchaser of all or a substantial part of the Assets or (iii) any financial institution providing purchase money or other financing to Purchaser from time to time as collateral security for such financing, but no such assignment referred to in clause (i) or (ii) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

12.9 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

12.10 Consent to Jurisdiction and Service of Process. Subject to the arbitration provisions contained in Section 9.2(c), each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of California or any court of the State of California located in San Francisco, San Jose or Oakland in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and not be deemed to be a general submission to the jurisdiction of said courts or in the State of California other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

12.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

12.12 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

12.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.


                                 ASCEND COMMUNICATIONS, INC.

                                 By: /s/ Roger Boyce
                                    ---------------------------------

                                 Name:   Roger Boyce
                                      -------------------------------

                                 Title: Vice President and General Manager
                                       -----------------------------------

                                 VOXWARE, INC.

                                 By: /s/ Bathsheba J. Malsheen
                                    ---------------------------------

                                 Name: Bathsheba J. Malsheen
                                      -------------------------------

                                Title: President and CEO
                                      -------------------------------

                                    EXHIBITS

Exhibit A                  License Agreement

Exhibit B                  General Assignment and Bill of Sale

Exhibit C                  Assumption Agreement

Exhibit D                  Officer's Certificate of Seller

Exhibit E                  Secretary's Certificate of Seller

Exhibit F                  Opinion of Counsel to Seller

Exhibit G                  Escrow Agreement

Exhibit H                  Officer's Certificate of Purchaser

Exhibit A      License Agreement

                           SOFTWARE LICENSE AGREEMENT

This Software License Agreement (the "Agreement") is made and entered into by and between Voxware, Inc. ("Licensee"), a Delaware corporation, having its principal place of business at 305 College Road East, Princeton, New Jersey 08540, and Ascend Communications, Inc. ("Ascend"), a Delaware corporation having its principal place of business at 1701 Harbor Bay Parkway, Alameda, California 94502, and is dated as of February 3, 1999 (the "Effective Date").

                                    RECITALS

A. Pursuant to an Asset Purchase Agreement dated as of even date herewith between Licensee and Ascend (the "Asset Agreement"), Licensee has sold to Ascend, and Ascend has acquired from Licensee, right and title to certain voice communications software.

B. Certain portions of this software is licensed to Licensee's customers.

C. Subject to the terms of this Agreement, Licensee desires to obtain a license and Ascend desires to grant a license to certain portions of this software for the limited purposes of permitting Licensee (i) to continue to fulfill its obligations under existing license agreements; and (ii) to grant new licenses permitting use of such technologies in specified fields of use. NOW, THEREFORE, in consideration of the promises in this Agreement, Licensee and Ascend agree as follows:

                                    AGREEMENT

1. DEFINITIONS. Certain of the defined terms used in this Agreement are as follows:

1.1 "Affiliate" shall mean a corporation, domestic or foreign, including parents, subsidiaries and sister companies, which directly or indirectly Control, are Controlled by, or are under common Control with an entity.

1.2 "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of an entity through ownership of a majority (more than fifty percent (50%)) of the voting and/or equity securities of an entity.

1.3 "Derivative Work" "Derivative Work "Derivative Work shall mean a work that is based upon one or more preexisting works, such as a revision, modification, translation (including compilation or recapitulation by computer), abridgment, condensation, expansion, or any other form in which such a preexisting work may be recast, transformed, or adapted, and that, if prepared without authorization by the owner of the preexisting work, would constitute a copyright infringement.

1.4 "Documentation" shall mean the documentation, instructions and user's guides, including updates thereto, relating to the Software, whether in printed or electronic format.

1.5 "End Users" shall mean those persons who acquire the Software for their own business or personal use.

1.6 "Existing License Agreement" shall mean the agreements set forth on Exhibit A (Existing License Agreements) between Licensee and third parties.

1.7 "Intellectual Property Rights" means all rights in, to, or arising out of:
(i) any U.S., international or foreign patent or any application therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data; (iii) copyrights, copyright registrations, mask works, mask work registrations, and applications therefor in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world; and (iv) any other proprietary rights.

1.8 "Licensee" shall mean Voxware, Inc. and its Affiliates

1.9 "Object Code" shall mean the object code form of the Software, including all modifications of the Object Code created by Licensee hereunder.

1.10 "Permitted Uses" shall mean the specific applications and fields of use set forth on Exhibit B (License Restrictions) hereto.

1.11 "Prohibited Uses" shall mean the specific applications and fields of use set forth on Exhibit B (License Restrictions) hereto.

1.12 "Software" shall mean the Source Code and the Object Code for the computer software described in Exhibit C (Software) hereto

1.13 "Source Code" shall mean the source code form of the Software, including both the Source Documentation and all modifications of the Source Code created by Licensee hereunder.

1.14 "Source Documentation" shall mean the documentation, including flow charts, annotations, schematics and other explanatory material, relating to the Source Code.

2. LICENSE GRANTS.
2.1 Source Code.

     (a) Source Code License Grant. Ascend grants to Licensee a nonexclusive, nontransferable, royalty-free, paid-up right and license under Ascend's Intellectual Property Rights to:

      (i) use internally, modify and sublicense the Source Code for the sole purpose of fulfilling its obligations existing as of the date hereof under Existing License Agreements; and

      (ii) use internally and modify the Source Code for the sole purpose of creating Derivative Works, the object code versions of which can be licensed by Licensee pursuant to Section 2.2(a)(ii) below.

Except for Source Code licenses that have been granted by Licensee prior to the date hereof and that are identified as Source Code licenses on Exhibit A hereto (the "Existing Source Licenses"), Licensee may not sublicense the Source Code without Ascend's prior written consent, which will not be unreasonably withheld.

     (b) Protection of Source Code. Except where Licensee has licensed the Source Code pursuant to Existing Source Licenses, Licensee agrees to take all reasonably necessary steps to prevent the unauthorized disclosure of the Source Code, including but not limited to the following: (a) Licensee will use the Source Code only at the buildings at the sites specified in Exhibit D (Authorized Sites) hereto, which have restricted access twenty-four (24) hours a day, and Licensee shall not use the Source Code at any other building or site without Ascend's prior written consent, which shall not be unreasonably withheld; (b) the Source Code shall be used only in a location such that access is restricted only to persons authorized to use the Source Code as provided in this Agreement; (c) Licensee shall prevent telephone or other remote access to the Source Code from any location other than through secure, dedicated transmission lines between the sites specified in Exhibit D (Authorized Sites), or such other sites as are consented to by Ascend pursuant to clause (a) above; and (d) the Source Code shall be installed only on a single computer system at each site specified in Exhibit D (Authorized Sites), or such other sites as are consented to by Ascend pursuant to clause (a) above, which is password protected; all Source Code files will be password protected; and only persons authorized to use the Source Code as provided in this Agreement shall know or have access to the passwords. Licensee agrees to allow Ascend representatives immediate access to all sites, buildings, rooms and computers (including passwords) where the Source Code is kept during normal business hours to ensure that Licensee is complying with its obligations with respect to the Source Code.

     (c) Employees with Access to Source Code. Except where Licensee has licensed the Source Code pursuant to Existing Source Licenses, Licensee agrees to restrict access to the Source Code solely to those of its employees who have a need to know and have access to such Source Code solely for the purposes set forth in this Agreement. (As used in this Agreement, "access" means having the capability to view, copy, display, print, transfer or otherwise manipulate or have exposure to any form of the Source Code). Licensee shall require that each authorized employee, prior to that employee's access to the Source Code, shall have signed a confidentiality agreement pertaining to protection of the Source Code with terms consistent with the protection of Licensee's proprietary information of the same nature and character as the Source Code.

     (d) Derivative Works. Licensee agrees to deliver to Ascend copies of any Derivative Works of the Source Code promptly following their creation by Licensee, and such Derivative Works shall be considered part of the Software and shall be owned exclusively by Ascend.

2.2 Object Code.

     (a) Object Code License. Ascend grants to Licensee a nonexclusive, nontransferable, royalty-free, paid-up right and license under Ascend's Intellectual Property Rights to:

      (i) use internally, reproduce, distribute (including through multiple tiers of distribution) and sublicense the use of the Object Code, including the Object Code of any Derivative Work produced by Licensee pursuant to
     Section 2.1(a)(i) above, for the sole purpose of fulfilling its obligations existing as of the date hereof under Existing License Agreements; and

      (ii) use internally, reproduce, distribute (including through multiple tiers of distribution) and sublicense the use of the Object Code, including the object code versions of any Derivative Work produced by Licensee pursuant to Section 2.1(a)(ii) above, only for the Permitted Uses; provided that this right to sublicense is subject to the approval of Ascend as set forth in Section 2.2 (b) and the licensing restrictions as set forth in
     Section 2.2(c) below.

     (b) Written Consent of Ascend. Prior to sublicensing the Object Code pursuant to Section 2.2(a)(ii) above, Licensee shall deliver a written request (the "Licensee Request") to Voice-Over IP Managing

Director of Product Management at Ascend (who is currently Jose Garcia) with the following information: (1) the name of the prospective licensee (the "Prospective Licensee"); (2) a description of how the Prospective Licensee's will use the Software; and (3) the applicable portions of the Software to be licensed. Within ten (10) business days of receipt of a Licensee Request, Ascend shall deliver to Licensee its written consent to or rejection of such request, provided that Ascend shall be deemed to have consented to such request if it fails to respond to a Licensee Request within such ten (10) business day period. Ascend may not withhold its consent unless Ascend has a reasonable business purpose for withholding its consent, which reasonable business purposes shall include, but not be limited to, (1) the Prospective Licensee is a competitor of Ascend or its Affiliates, and (2) the proposed use of the Software by the Prospective Licensee would compete with products of Ascend or its Affiliates.

     (c) License Restrictions. Any sublicense granted by Licensee pursuant to
Section 2.2(a)(ii) shall require that the sublicensee agrees in writing (i) to only use the Software for Permitted Uses, (ii) to not use the Software for Prohibited Uses and (iii) to make Ascend a third party beneficiary to the sublicense agreement with respect to provisions protecting Ascend's proprietary rights in the Software. All licenses granted by Licensee pursuant to this agreement, including distribution and use licenses, shall be in writing and shall include provisions consistent with protecting Ascend's proprietary rights in the Software, including but not limited to provisions substantially similar to Sections 2.2(c) ("License Restrictions"), 5 ("Proprietary Rights"), 6 ("Confidentiality") (in the case of any license of Source Code), 11.6 ("Export") and 11.7 ("Government End Users").

2.3 Documentation. Ascend grants to Licensee a worldwide, nonexclusive, nontransferable, royalty-free, paid-up right and license to use the Documentation internally and to reproduce the Documentation solely for the purpose of distributing the End User portions of the Documentation (which shall not include any of the Source Documentation).

2.4 Restrictions. Except to the extent expressly permitted in this Agreement, Licensee shall not sell, rent, sublicense, distribute, assign or otherwise transfer any rights in the Software without Ascend's prior written consent.

2.5 Covenant to Enforce Agreements. Licensee will promptly notify Ascend in writing of any breach violation of any Sublicense Agreement or Existing License Agreement of which it becomes aware, and will take commercially reasonable efforts to enforce all such agreements.

3. DELIVERY OF SOFTWARE. Licensee acknowledges that it already possesses copies of the Software and Documentation.

4. SOFTWARE SUPPORT SERVICES.

4.1 Software Support Services. For a period of ninety (90) days from the date hereof, Licensee shall, upon the reasonable request of Licensee, receive up to a maximum of one-hundred (100) hours of technical services from Ascend for the sole purpose of assisting Licensee to fulfill its obligations under the Existing Licenses. Such support shall be provided primarily by Gerard Aguilar and David Campana, or if neither is available, by Ascend personnel of similar qualifications and ability. ALL SERVICES AND GOODS PROVIDED BY ASCEND UNDER THIS SECTION ARE PROVIDED ON AN "AS IS" BASIS AND ASCEND DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, CONCERNING SUCH GOODS AND SERVICES.

4.2 Support Fees. For the support services provided by Ascend pursuant to this Section, Licensee shall pay Ascend one hundred dollars ($100) per staff hour and twenty percent (20%) of any fees received by Licensee from third parties relating to such services. Licensee shall also reimburse Ascend for the cost of all materials expended by Ascend in providing these services. Payment for these services shall be due and payable by Licensee within thirty (30) days of receipt of an Ascend invoice for such services.

5. PROPRIETARY RIGHTS. Title and ownership of all proprietary rights in the Software and any Derivative Works thereof, including any copyright, patent, trade secret, trademark or other intellectual property rights, will at all times remain the property of Ascend. Licensee agrees not to remove or obliterate any copyright, trademark or proprietary rights notices from the Software or Documentation and shall reproduce all such notices on all authorized copies of the Software and Documentation. Except as otherwise permitted herein, Licensee shall not modify, translate, disassemble, decompile, reverse engineer or cause or allow discovery of the Source Code in any way.

6. CONFIDENTIALITY.

6.1 Definition of Confidential Information. "Confidential Information" as used in this Agreement shall mean (a) the Source Code, Source Documentation and any know-how, inventions and trade secrets relating to the Software, and

(b) any information exchanged by the parties pursuant to Section 2.2(b). Such information disclosed by the disclosing party ("Discloser") will be considered Confidential Information by the receiving party ("Recipient"), only if such information is conspicuously designated as "Confidential", or if provided orally, identified as confidential at the time of disclosure and confirmed in writing within thirty (30) days of disclosure; provided Licensee will consider the information described in Section 6.1(a) as the Confidential Information of Ascend notwithstanding any other provision of this Agreement.

6.2. Nondisclosure and Nonuse Obligation. Each of the parties agrees that it will not make use of, disseminate, or in any way disclose any Confidential Information of the other party to any person, firm or business except as expressly contemplated hereby or for a purpose the other party may hereafter authorize in writing. Each of the parties agrees that it shall treat all Confidential Information of the other party with the same degree of care as it accords to its own Confidential Information, and each of the parties represents that it exercises reasonable care to protect its own Confidential Information. Each party agrees that it shall disclose Confidential Information of the other party only to those of its employees who need to know such information and certifies that such employees have previously agreed, either as a condition to employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement. Recipient will immediately give notice to Discloser of any unauthorized use or disclosure of the Confidential Information. Recipient agrees to assist Discloser in remedying any such unauthorized use or disclosure of the Confidential Information.

7. EXCLUSION OF WARRANTY. THE SOFTWARE IS LICENSED ON AN "AS IS" BASIS. ACCORDINGLY, ASCEND MAKES NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY AS TO THE SOFTWARE'S MERCHANTABILITY, FITNESS FOR ANY INTENDED USE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS. LICENSEE MAY NOT MAKE ANY WARRANTY ON BEHALF OF ASCEND WITH RESPECT TO THE SOFTWARE.

8. LIMITATION OF LIABILITY. IN NO EVENT WILL ASCEND OR ITS LICENSORS HAVE ANY LIABILITY UNDER THIS AGREEMENT OR ARISING FROM OR RELATED TO THE SOFTWARE FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING ANY LOST PROFITS OR LOST SAVINGS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY THIRD PARTY.

9. INDEMNIFICATION. Licensee shall defend, indemnify and hold harmless Ascend from and against any claims by any third party arising out of (i) the distribution, operation or use of the Software, or (ii) Licensee's failure to obtain a valid license agreement for the Software or Licensees failure to enforce any agreements granted by Licensee for the Software, including Existing Licenses; or (iii) Licensee's making representations or warranties regarding the Software. The foregoing indemnification obligation of Licensee is subject to the following: (i) Ascend shall notify Licensee in writing promptly upon Ascend first becoming aware of a claim; (ii) Licensee has sole control of the settlement, compromise, negotiation and defense of any such action; and (iii) Ascend gives Licensee all reasonably available information, assistance and authority, at Licensee's expense, to enable Licensee to do so. Ascend shall have no obligation to indemnify or defend Licensee against any claim made against Licensee or any other third parties regarding the Software.

10. TERMINATION. This Agreement may be terminated by either party on sixty (60) written days notice to the other party if the other party fails to materially perform any obligation hereunder and such failure is not cured within such sixty
(60) day period. Upon termination or expiration, Licensee shall no longer have any rights to the Software; provided that (i) any license granted by Licensee for the Software existing as of the date of notice that is consistent with the terms of this Agreement shall remain in force and effect, (ii) Licensee shall retain such rights under this Agreement as are required solely to permit Licensee to fulfill its obligations under any such license, and (iii) Licensee will use reasonably commercial efforts to enforce such licenses. The obligations of Licensee under Sections 2.1 ("Source Code"), 2.2 ("Object Code"), 2.4 ("Restrictions"), 2.5 ("Covenant to Enforce Agreements"), 5 ("Proprietary Rights"), 7 ("Exclusion of Warranty"), 8 ("Limitation of Liability"), 9 ("Indemnification"), and 10 ("Termination"), and the obligations of both parties under Sections 6 ("Confidentiality") and 11 ("Miscellaneous"), shall survive termination of this Agreement.

11. MISCELLANEOUS.

11.1 Assignment. Except in the case of an assignment by Licensee to an Affiliate (subject to the execution of a written assumption of all the obligations hereunder by such Affiliate and Licensee's agreement to remain secondarily liable for the performance and compliance of such Affiliate to all the terms hereof), Licensee may not transfer or assign this Agreement, including any transfer by merger, acquisition, sale of assets or operation of law, without the prior written consent of Ascend. Licensee agrees that notwithstanding the execution of a confidentiality or non-disclosure agreement with a potential acquirer, assignee or transferee, in no event will Licensee disclose any portion of the Source Code to any such party in the course of such party conducting its due diligence with respect to a proposed transaction without first obtaining Ascend's written consent to an assignment of this Agreement in conjunction with the consummation of such transaction. In the event Ascend grants such consent, Licensee may disclose the Source Code to the potential acquirer, assignee or transferee solely for the purposes of allowing such party to conduct its due diligence and further that Licensee has entered into a written non-disclosure agreement pertaining to protection of the Source Code with terms consistent with the protection of Licensee's proprietary information of the same nature and character as the Source Code.

11.2 Notices. Any notice required under this Agreement shall be given in writing and shall be deemed effective upon delivery to the party to whom addressed by
(i) express courier upon written verification of actual receipt; (ii) facsimile upon confirmation of receipt generated by the sending device; or (iii) registered or certified mail, return receipt requested, upon the fifth (5th) day after deposit in the mail. All notices shall be sent to the applicable address on the cover page hereof or to such other address as the parties may designate in writing, with a copy to the President and to the legal department of such party.

11.3 Governing Law. This Agreement shall be governed and interpreted by the laws of the State of California, without giving effect to any conflict of laws rules. In the event an action is brought to enforce any provision or declare a breach of this Agreement, the prevailing party shall be entitled to recover, in addition to any other amounts awarded, reasonable legal and other related costs and expenses, including attorney's fees, incurred thereby.

11.4 Injunctive Relief. It is expressly agreed that a material breach of this Agreement may cause irreparable harm to Ascend and that a remedy at law may be inadequate. Therefore, in addition to any and all remedies available at law, Ascend shall be entitled to injunctive relief against Licensee in the event of any threatened or actual violation of any or all provisions in this Agreement.

11.5 Independent Contractor. Licensee is an independent contractor and nothing in this Agreement shall be deemed to create a joint venture, partnership, or agency relationship between the parties. Neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other.

11.6 Export. Licensee agrees that it will not export or reexport the Software without the appropriate United States Government or any other government licenses.

11.7 Government End Users. If the Software is licensed hereunder by Licensee to the United States Government or any contractor therefor, Licensee agrees to take all steps necessary to ensure: (a) for acquisition by or on behalf of civilian agencies, protection as "commercial computer software" and related documentation in accordance with the terms of this Agreement as specified in 48 C.F.R. 12.212 of the Federal Acquisition Regulations and its successors; and (b) for acquisition by or on behalf of units of the Department of Defense ("DoD"), protection as "commercial computer software" and related documentation in accordance with the terms of this agreement as specified in 48 C.F.R. 227-7202-2 of the DoD F.A.R. Supplement and its successors.

11.8 Entire Agreement. If any portion of this Agreement is determined to be or becomes unenforceable or illegal, such portion shall be deemed eliminated and the remainder of this Agreement shall remain in effect in accordance with its terms as modified by such deletion. No waiver of any breach of this Agreement shall be effective unless in writing, nor shall any breach constitute a waiver of any subsequent breach of any provision of this Agreement. This Agreement and the exhibits hereto contain the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, negotiations, proposals and communications between the parties.

The foregoing is agreed to by:
Voxware, Inc.                                        Ascend Communications, Inc.

By:/s/ Bathseba J. Malsheen                          By:/s/ Roger Boyce
   ----------------------------                         ------------------------
Name:  Bathsheba J. Malsheen                         Name: Roger Boyce
     --------------------------                           ----------------------
Title: President and CEO                             Title: Vice President and
     -------------------------                              General Manager
                                                            -------------------
Date:  2/4/99                                        Date: 2/4/99
     --------------------------                           ----------------------

ASCEND COMMUNICATIONS, INC.
Technology License Agreement

                                    EXHIBIT A
                           EXISTING LICENSE AGREEMENTS

Those license agreements listed in Section 2.11(f) of the Disclosure Schedule to the Asset Agreement.

ASCEND COMMUNICATIONS, INC.
Technology License Agreement
--------------------------------------------------------------------------------

                                    EXHIBIT B
                              LICENSE RESTRICTIONS

1.   Permitted Uses

     a. Unidirectional and/or store-and-forward sound in the following types of products: gaming, audio streaming, pocket translators, PIMs, PDAs, toys, and other consumer devices, where a consumer device is defined to have a list price under US $2,000. Note that licensing to IXCs, CLECs, ISPs, and NSPs is specifically prohibited.

     b. Real-time audio mixing in audio conferencing and voice chat applications.

     c. Non-real-time audio applications for smart phones and set top boxes.

2.   Prohibited Uses

     a. Any kind of packet to circuit voice or MM gateway, including VoIP, VoFR, and VoATM, H.320 to H.323, or other such gateway as may come to exist.

     b. Any kind of telephone, telephone like device, videophone, voice/data phone or MM endpoint, for 2-way RT communication including set-top boxes except as specifically permitted above.

     c. Licensing to IXCs, CLECs, ISPs, and NSPs is specifically prohibited.

ASCEND COMMUNICATIONS, INC.
Technology License Agreement
--------------------------------------------------------------------------------
                                    EXHIBIT C
                                    SOFTWARE


Sec 3.1.2 Voxchat

Sec 3.1.3 VoxPhone (subject to rights of E-Tech Canada Limited).

Sec 3.2.1 MetaVoice (RT24, ULC15, VR15, RT28, RT29)

Sec. 3.2.2 MetaVoice 2 (SC3/6)

Sec 3.2.5 - MetaSound-2 LC

Sec 3.3 everything but 3.3.10

Sec 3.5.3 - VCT

Sec 3.5.4 - VCP

Sec. 3.5.3 - TNT including G723.1 coder

Sec 3.5.4 - VCI (not including ITU4 and Satcom16)

ASCEND COMMUNICATIONS, INC.
Technology License Agreement
--------------------------------------------------------------------------------
                                    EXHIBIT D
                                AUTHORIZED SITES

305 College Road East, Princeton, New Jersey, or such other location which hereafter becomes the headquarters of Licensee.

                                    EXHIBIT B

                       GENERAL ASSIGNMENT AND BILL OF SALE

     THIS GENERAL ASSIGNMENT AND BILL OF SALE is entered into this ____ day of _________, ____ by and between Ascend Communications, Inc., a Delaware corporation ("Purchaser"), and Voxware, Inc., a Delaware corporation ("Seller").

     WHEREAS, Purchaser and Seller have entered into an Asset Purchase Agreement, dated as of February 4, 1999 (the "Asset Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement), pursuant to which Seller has agreed to sell, transfer, convey, assign and deliver to Purchaser and Purchaser has agreed to purchase from Seller certain assets used or held for use by Seller in connection with the Seller's business of developing and commercializing digital speech communication technologies based on speech coding algorithms, and Purchaser has agreed, in partial consideration therefor, to assume certain obligations in connection therewith by executing an Assumption Agreement of even date herewith;

     WHEREAS, Seller desires to transfer and assign to Purchaser the assets described below pursuant to Section 1.1 of the Asset Purchase Agreement and Purchaser desires to accept the sale, transfer, conveyance, assignment and delivery thereof;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably sells, transfers, conveys, assigns and delivers to Purchaser free and clear of all Liens, other than Permitted Liens, all of Seller's right, title and interest in, to and under the following Assets and Properties of Seller used or held for use in connection with the Business, other than the Excluded Assets, as the same shall exist on the date hereof: (i) the Tangible Personal Property, (ii) the Business Contracts, (iii) the Intangible Personal Property, (iv) the Business Registrations and (v) the Immigration Cases (collectively, the "Assigned Assets"), TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever.

     Purchaser hereby accepts the sale, transfer, conveyance, assignment and delivery of the Assigned Assets.

     Seller represents, warrants, covenants and agrees that it will warrant and defend the sale of the Assigned Assets against all and every Person or Persons whomsoever claiming against any or all of the same, subject to the terms and provisions of the Asset Purchase Agreement

     This General Assignment and Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this General Assignment and Bill of Sale in order for this General Assignment and Bill of Sale to be effective in any respect, then the laws of such other jurisdiction shall govern this General Assignment and Bill of Sale to such extent.

     IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this General Assignment and Bill of Sale on the day and year first above written.

                                    ASCEND COMMUNICATIONS, INC.



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                    VOXWARE, INC.


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:




              SIGNATURE PAGE TO GENERAL ASSIGNMENT AND BILL OF SALE

                                                                       EXHIBIT C


                              ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT is entered into this ____ day of _________, 1999 by and between Ascend Communications, Inc., a Delaware corporation ("Purchaser"), and Voxware, Inc., a Delaware corporation ("Seller").

     WHEREAS, Purchaser and Seller have entered into an Asset Purchase Agreement, dated as of February 4, 1999 (the "Asset Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement), pursuant to which Seller has agreed to sell, transfer, convey, assign and deliver to Purchaser and Purchaser has agreed to purchase from Seller certain assets used or held for use by Seller in connection with Seller's business of developing and commercializing digital speech communication technologies based on speech coding algorithms, and Purchaser has agreed, in partial consideration therefor, to assume certain obligations in connection therewith by executing this Assumption Agreement;

     WHEREAS, pursuant to Section 1.2(a) of the Asset Purchase Agreement, Purchaser is required to execute and deliver to Seller this Agreement whereby Purchaser assumes such obligations;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby undertakes and agrees from and after the date hereof, subject to the limitations contained herein, to assume and to pay, perform and discharge when due the Assumed Liabilities.

     Nothing contained herein shall require Purchaser to pay or discharge any debts or obligations expressly assumed hereby so long as Purchaser shall in good faith contest or cause to be contested the amount or validity thereof.

     Other than as specifically stated above or in the Asset Purchase Agreement, Purchaser assumes no debt, liability or obligation of Seller, including without limitation the Retained Liabilities, by this Assumption Agreement, and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereby by Purchaser shall remain the sole obligation of Seller, its successors and assigns.

     No Person other than Seller, its successors and assigns shall have any rights under this Assumption Agreement or the provisions contained herein.

     This Assumption Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Assumption Agreement in order for this Assumption Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Assumption Agreement to such extent.

     IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Assumption Agreement on the day and year first above written.

                                       ASCEND COMMUNICATIONS, INC.



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                       VOXWARE, INC.



                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


                     SIGNATURE PAGE TO ASSUMPTION AGREEMENT

                                                                       EXHIBIT D



                                  VOXWARE, INC.

                              Officer's Certificate


     I, Bathsheba J. Malsheen, President and Chief Executive Officer of Voxware, Inc., a Delaware corporation ("Seller"), pursuant to Section 6.4 of the Asset Purchase Agreement dated as of February 4, 1999 (the "Asset Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement) between Ascend Communications, Inc., a Delaware corporation, and Seller, DO HEREBY CERTIFY on behalf of Seller that:

     (1) Each of the representations and warranties made by Seller in the Asset Purchase Agreement is true and correct in all material respects (without regard for any materiality qualifiers contained therein) on and as of the date hereof as though made on and as of the date hereof.

     (2) Each of the agreements, covenants and obligations required by the Asset Purchase Agreement to be performed or complied with by Seller at or before the Closing has been duly performed or complied with in all material respects.

     IN WITNESS WHEREOF, Seller has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of ____________, 1999. VOXWARE, INC.



                                            By:
                                               ---------------------------------
                                            Name:  Bathsheba J. Malsheen
                                            Title: President and Chief Executive
                                                   Officer

[Date]
Page 2

                                                                       EXHIBIT E

                                  VOXWARE, INC.

                             Secretary's Certificate

     I, Nicolas Narlis, Secretary of Voxware, Inc., a Delaware corporation ("Seller"), pursuant to Section 6.4 of the Asset Purchase Agreement dated as of February 4, 1999 (the "Asset Purchase Agreement") between Ascend Communications, Inc., a Delaware corporation, and Seller, DO HEREBY CERTIFY on behalf of Seller as follows:

     (1) Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of Seller and all amendments thereto (as so amended, the "Certificate of Incorporation"), and no amendment to the Certificate of Incorporation has been authorized or become effective since the date of the last of such amendments, no amendment or other document relating to or affecting the Certificate of Incorporation has been filed in the office of the Secretary of State of the State of Delaware since such date and no action has been taken by Seller, its stockholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of Seller.

     (2) Attached hereto as Exhibit B is a true, complete and correct copy of the Bylaws of Seller as in full force and effect on the date hereof and at all times since [insert date of last amendment].

     (3) Attached hereto as Exhibit C is a true, complete and correct copy of resolutions adopted by the Board of Directors of Seller with respect to the Asset Purchase Agreement and the Operative Agreements to which it is a party and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of Seller on February 4, 1999, at which a quorum was present and acting throughout. All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Directors of Seller or any committee thereof relating to the Asset Purchase Agreement and the Operative Agreements to which it is a party and the transactions contemplated thereby.

[Date]
Page 3

     (4) Attached hereto as Exhibit D is a true, complete and correct copy of resolutions adopted by the stockholders of Seller with respect to the Asset Purchase Agreement and the Operative Agreements and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the stockholders of Seller on _______, 1999, at which a quorum was present and acting throughout. All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the stockholders of Seller relating to the Asset Purchase Agreement and the Operative Agreements and the transactions contemplated thereby

     (5) Each of the following named individuals is a duly elected or appointed, qualified and acting officer of Seller who holds, and at all times since January __, 1999 has held, the offices set opposite such individual's name, and the signature written opposite the name and title of such officer is such officer's genuine signature:

Bathsheba J. Malsheen
President and Chief Executive Officer
                                                  ------------------------------

[Name]                                               ---------------------------
[Title]

[Name]                                               ---------------------------
[Title]

[Name]                                               ---------------------------
[Title]

[Date]
Page 4

     IN WITNESS WHEREOF, Seller has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of ______________, 1999.

                                        VOXWARE, INC.


                                        By:
                                           ------------------------
                                         Name:  Nicholas Narlis
                                         Title: Vice President, Chief Financial
                                                Officer, Secretary and Treasurer

     I, Bathsheba J. Malsheen, President and Chief Executive Officer of Seller, DO HEREBY CERTIFY on behalf of Seller that Nicholas Narlis is the duly elected or appointed, qualified and acting Secretary of Seller, and the signature set forth above is the genuine signature of such officer.

                                         -------------------------
                                         Name: Bathsheba J. Malsheen
                                         Title: President and Chief Executive
                                                Officer

____________, 1999


                    SIGNATURE PAGE TO SECRETARY'S CERTIFICATE

[Date]
Page 5
EXHIBIT F

                     [Form of Opinion of Counsel to Seller]


                                                      _________, 1999

[Name and Address of Purchaser]

Ladies and Gentlemen:

     We have acted as counsel to Voxware, Inc., a Delaware corporation ("Seller"), in connection with the Asset Purchase Agreement dated as of January __, 1999 (such agreement, excluding schedules and exhibits thereto is hereinafter referred to as the "Asset Purchase Agreement"), by and between _______________, a Delaware corporation, and Seller and the transactions contemplated thereby. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Asset Purchase Agreement.

     In rendering the opinions expressed below, we have examined (a) the Asset Purchase Agreement and the Operative Agreements (collectively, the "Documents") and (b) such corporate records of Seller and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the authentic original documents of all documents submitted to us as copies. As to matters of fact, we have relied upon certificates of government officials and of Seller and its officers and upon representations and warranties made in or pursuant to the Documents.

     In rendering the opinions expressed below, we have assumed (other than as to Seller) that all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

     Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

     1. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own and use the Assets. Seller is qualified to do business as a foreign corporation in the Sate of New Jersey. Seller has full corporate power and authority to execute and deliver the Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby, including without limitation to sell and transfer (pursuant to the Asset Purchase Agreement) the Assets.

     2. The execution and delivery by Seller of the Documents to which it is a party, and the performance by Seller of its obligations thereunder, have been duly and validly authorized by the Board of Directors and the stockholders of Seller, no other corporate action on the part of Seller or its stockholders being necessary. The Asset Purchase Agreement and such Operative Agreements have been duly and validly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

     3. The execution, delivery and performance by Seller of the Asset Purchase Agreement and the Operative Agreements to which it is a party and the consummation of the transactions contemplated thereby did not and will not (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of

[Date]
Page 6

the certificate of incorporation or by-laws of Seller, (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation, or any Order known to us, applicable to Seller or any of its Assets and Properties or (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) except as set forth in Schedules 2.3 and 2.4 to the Asset Purchase Agreement, require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any of the Assets under, any Contract to which Seller is a party or by which any of its Assets and Properties is bound which is filed as an Exhibit to Seller's registration statements and other filings with the Securities and Exchange Commission.

     4. To our knowledge, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller is required in connection with the execution, delivery and performance of the Asset Purchase Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated thereby, except as disclosed in Section 2.4 of the Disclosure Schedule.

     5. Except as disclosed in Section 2.8 of the Disclosure Schedule, to our knowledge there are no Actions or Proceedings pending or threatened against, relating to or affecting Seller or any of its Assets and Properties.

     The foregoing opinions are also subject to the following comments and qualifications:

[Date]
Page 1

     a. The foregoing opinions are expressly limited to matters under and governed by the internal laws of the State of New York (exclusive of conflict of law principles), the internal corporate law of the State of Delaware and applicable Federal laws of the United States of America. We note that the Documents are governed by the laws of the State of California. With respect to the legality, validity, binding nature or enforceability of these documents, we have assumed, without any investigation, that the laws of the State of California are identical to the laws of the State of New York in all respects. We note that the laws of the State of California are likely to differ from the laws of the State of New York with respect to the matters covered by this opinion, that even if such laws were the same as the laws of the State of New York, judicial interpretations thereto in California may differ from judicial interpretations by New York courts, and that such differences may be material. With respect to laws, regulations and the like referred to herein, in addition to all other limitations set forth herein, such references are limited to laws, regulations and the like of the State of New York (exclusive of conflict of law principles), the internal corporate law of the State of Delaware and such applicable Federal laws of the United States of America as each is in effect and force as of even date of this opinion.

     b. In rendering the opinion expressed in paragraph 1 above regarding existence and good standing, we have relied solely on certificates of public officials, and have conducted no further investigation. Such opinions are limited to the dates of such certificates.

     c. The foregoing opinions regarding the enforceability of the Documents are subject to the following:

          (1)  The enforceability of the Documents may be limited or affected by
               (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, probate, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant
               (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (ii) a particular remedy sought under any Document as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law), and (d) judicial discretion.

          (2) In rendering the foregoing opinions, we express no opinion as to the availability of certain equitable remedies, including specific performance, and further, we express no opinion as to the legality, validity, enforceability or binding effect of provisions of each Document relating to indemnities and rights of contribution to the extent prohibited by public policy or which might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

     d. Our opinions expressed in paragraphs 3 and 4 above as to (i) conflicts with or violations or breaches of any term or provision of any law, statute, rule or regulation, or of any other Law or Order applicable to Seller or any of its Assets and Properties and (ii) consents, approvals or actions of, filings with or notices to any Governmental or Regulatory Authority on the part of Seller required in connection with the execution, delivery and performance of the Asset Purchase Agreement or any of the Operative Agreements or the consummation of the transactions contemplated thereby, is based upon a review of those laws, statutes, rules or regulations that, in our experience, are normally applicable to the transactions contemplated by the Documents.

     e. With respect to references herein to "known to us", "to our knowledge" or words or phrases of similar import (whether modified by any additional phrases), such references mean the actual, current knowledge that those attorneys of this Firm who devoted substantive attention to the transactions to which this opinion relates have obtained from: (i) their review of documents in

[Date]
Page 2

          connection with rendering this opinion, and the due diligence performed in connection therewith, which review and due diligence were limited to reviewing the Documents, the exhibits and Schedules thereto, the minute books of the Company, and a certificate of Bathsheba Malsheen, President and Chief Executive Officer of the Company, and Nicholas Narlis, Vice President and Chief Financial Officer of the Company, and which due diligence did not include any examination of courts, boards, other tribunals or public records with respect to any litigation, investigation or proceedings, or judgments, orders or decrees, in any event applicable to the Company or any of its properties; and (ii) representations and warranties of the Company set forth in the Documents, or otherwise made to us in certifications and other writings.

          The opinions expressed herein are solely for the benefit of, and may only be relied upon by, you. This opinion may not be furnished to (except in connection with any legal or arbitral proceedings or as may be required by applicable law, and in any such events, as shall be directed or required incident thereto pursuant to a duly issued subpoena, writ, order or other legal process), or relied upon by, any other person without the prior written consent of this Firm. The opinions expressed herein are as of the date hereof (and not as of any other date) or, to the extent a reference to a certificate or other document is made herein, to such date, and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

                                                     Very truly yours,

[Date]
Page 3


                                                                       EXHIBIT G


                                ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of ________ __, 1999 among Ascend
Communications, Inc., a Delaware corporation ("Purchaser"), Voxware, Inc., a Delaware corporation ("Seller"), and _____________________________, a
__________________________, as escrow agent (the "Escrow Agent").

     WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to an Asset Purchase Agreement dated as of February 4, 1999 (the "Asset Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement) between Purchaser and Seller relating to Purchaser's acquisition of certain assets and liabilities of Seller (the "Assets"); and

     WHEREAS, the Asset Purchase Agreement requires as a condition to the sale of the Assets that Purchaser, Seller and the Escrow Agent enter into this Agreement and that Purchaser deposit a portion of the Purchase Price with the Escrow Agent in order to provide a fund for indemnity payments that Seller becomes obligated to make to Purchaser or its officers, directors, employees, agents or Affiliates (together, the "Indemnified Parties") as and to the extent provided in Article IX of the Asset Purchase Agreement.

     NOW, THEREFORE, Purchaser, Seller and the Escrow Agent hereby agree as follows:

     1. Appointment of the Escrow Agent; Deposit of Escrow Amount. Seller and Purchaser hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges receipt of an executed copy of the Asset Purchase Agreement and of the amount of Seven Hundred and Fifty Thousand Dollars ($750,000) (the "Escrow Amount") from Purchaser as provided in Section 1.4 of the Asset Purchase Agreement.

     2. The Escrow Fund. The Escrow Amount and all earnings thereon (the
Escrow Amount and all such earnings being referred to herein together as the "Escrow Fund") shall be held by the Escrow Agent as a trust fund in a separate account maintained for the purpose, on the terms and subject to the conditions of this Agreement. The Escrow Fund shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement. Amounts held in the Escrow Fund shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either Purchaser or Seller owing to the Escrow Agent in any capacity.

     3. Investment of the Escrow Fund; Taxes.

     (a) The Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the Escrow Fund, in its discretion, in any of the following kinds of investments, or in any combination thereof: (i) bonds or other obligations of, or guaranteed by, the government of the United States of America or any State thereof or the District of Columbia, or agencies of any of the foregoing, having maturities of not greater than ninety (90) days (or, if earlier, the Termination Date (as hereinafter defined)); (ii) commercial paper rated, at the time of the Escrow Agent's investment therein or contractual commitment providing for such investment, at least P-1 by Moody's Investors Service, Inc. ("Moody's") and A-1 by Standard & Poor's Corporation ("S&P") and having maturities of not greater than ninety (90) days (or, if earlier, the Termination Date); (iii) demand or time deposits in, certificates of deposit of or bankers' acceptances issued by (A) a depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution or trust company if, in any such case, the depository institution, trust company or office or agency has combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000) (any such institution being herein called a "Permitted Bank") having maturities of not greater than ninety (90) days (or, if earlier, the Termination Date); or
(iv) such other investments as Purchaser and Seller shall approve in writing.

     (b) All taxes in respect of earnings on the Escrow Fund shall be the obligation of, and shall be paid when due by, Seller who shall indemnify and hold Purchaser and the Escrow Agent harmless from and against all such taxes.

     4. Claims Against the Escrow Fund.

     (a) Concurrently with the delivery of a Claim Notice or an Indemnity Notice to Seller pursuant to Article IX of the Asset Purchase Agreement, Purchaser will deliver to the Escrow Agent a certificate in substantially the form of Annex I attached hereto (a "Certificate of Instruction"). No Certificate of Instruction may be delivered by Purchaser after the close of business on the business day immediately preceding the Termination Date. The Escrow Agent shall give written notice to Seller of its receipt of a Certificate of Instruction not later than the second business day next following receipt thereof, together with a copy of such Certificate of Instruction.

     (b) If the Escrow Agent (i) shall not, within thirty (30) calendar days following its receipt of a Certificate of Instruction (the "Objection Period"), have received from Seller a certificate in substantially the form of Annex II attached hereto (an "Objection Certificate") disputing Seller's obligation to pay the Owed Amount referred to in such Certificate of Instruction, or (ii) shall have received such an Objection Certificate within the Objection Period and shall thereafter have received either (x) a certificate from Purchaser and Seller substantially in the form of Annex III attached hereto (a "Resolution Certificate") stating that Purchaser and Seller have agreed that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties or (y) a copy of final order of a Board of Arbitration (accompanied by a certificate of Purchaser substantially in the form of Annex IV attached hereto (an "Arbitration Certificate")) stating that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties by Seller, then the Escrow Agent shall, on the second business day next following (x) the expiration of the Objection Period or (y) the Escrow Agent's receipt of a Resolution Certificate or an Arbitration Certificate, as the case may be, pay over to Purchaser from the Escrow Fund, by wire transfer of immediately available funds to a bank account of Purchaser's designation, the amount set forth in said Certificate of Instruction or, if such Resolution Certificate or Arbitration Certificate specifies that a lesser amount than such Owed Amount is payable, such lesser amount (or the entire Escrow Amount if it is less than the foregoing amounts).

     (c) The Escrow Agent shall give written notice to Purchaser of its receipt of an Objection Certificate not later than the second business day next following receipt thereof, together with a copy of such Objection Certificate. The Escrow Agent shall give written notice to Seller of its receipt of an Arbitration Certificate not later than the second business day next following receipt thereof, together with a copy of such Arbitration Certificate.

     (d) Upon the payment by the Escrow Agent of the Owed Amount referred to in a Certificate of Instruction, such Certificate of Instruction shall be deemed canceled. Upon the receipt by the Escrow Agent of a Resolution Certificate or an Arbitration Certificate and the payment by the Escrow Agent of the Owed Amount referred to therein, the related Certificate of Instruction shall be deemed canceled.

     (e) Upon Purchaser's determination that it has no claim or has released its claim with respect to an Owed Amount referred to in a Certificate of Instruction (or a specified portion thereof), Purchaser will promptly deliver to the Escrow Agent a certificate substantially in the form of Annex V attached hereto (a "Purchaser Cancellation Certificate") canceling such Certificate of Instruction (or such specified portion thereof, as the case may be), and such Certificate of Instruction (or portion thereof) shall thereupon be deemed canceled. The Escrow Agent shall give written notice to Seller of its receipt of a Purchaser Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Purchaser Cancellation Certificate.

     (f) Upon receipt of a final order of a Board of Arbitration stating that none of the Owed Amount referred to in a Certificate of Instruction as to which Seller delivered an Objection Certificate within the Objection Period is payable to any Indemnified Party by Seller, Seller may deliver a copy of such order (accompanied by a certificate of Seller substantially in the form of Annex VI attached hereto (a "Seller Cancellation Certificate")) canceling such Certificate of Instruction, and such Certificate of Instruction shall thereupon be deemed canceled. The Escrow Agent shall give written notice to Purchaser of its receipt of a Seller Cancellation Certificate

[Date]
Page 5

not later than the second business day next following receipt thereof, together with a copy of such Seller Cancellation Certificate.

     5. Release of Escrow Fund. The Escrow Agent shall on [DATE 18 MONTHS AFTER CLOSING] (the "Termination Date") pay over to Seller from the Escrow Fund all amounts that remain in the Escrow Fund, by wire transfer of immediately available funds to a bank account of Seller's designation, less the sum of any amounts designated in Certificates of Instruction received by the Escrow Agent prior to the Termination Date that have not been canceled in accordance with paragraph (d), (e) or (f) of Section 4. If at any time after the Termination Date the entire balance remaining in the Escrow Fund exceeds the sum at that time of the amounts designated in Certificates of Instruction received by the Escrow Agent prior to the Termination Date that have not been canceled in accordance with paragraph (d), (e) or (f) of Section 4, the Escrow Agent shall promptly pay over to Seller from the Escrow Fund, by wire transfer of immediately available funds to a bank account of Seller's designation, the amount of such excess. At such time on or following the Termination Date as all Certificates of Instruction received by the Escrow Agent prior to the Termination Date have been canceled in accordance with paragraph (d), (e) or (f) of Section 4, the Escrow Agent shall promptly pay over to Seller the balance in the Escrow Fund, by wire transfer of immediately available funds to a bank account of Seller's designation, and this Agreement (other than Sections 6, 7 and 8) shall automatically terminate.

     6. Duties and Obligations of the Escrow Agent. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance herewith, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

     (i) the Escrow Agent shall not be liable for any loss of interest sustained as a result of investments made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Escrow Fund prior to its maturity effected in order to make a payment required by the terms of this Agreement;

          (ii) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;

          (iii) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence or breach of this Agreement;

[Date]
Page 6


          (iv) the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

          (v) in the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by each of the parties hereto or by a final, nonappealable order of a court of competent jurisdiction; provided, however, in the event that the Escrow Agent has not received such written direction or court order within one hundred eighty (180) calendar days after requesting the same, it shall have the right to interplead Purchaser and Seller in any court of competent jurisdiction and request that such court determine its rights and duties hereunder; and

          (vi) the Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care, nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of ___________ and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

     7. Cooperation. Purchaser and Seller shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

     8. Fees and Expenses; Indemnity. Purchaser shall pay the fees of the Escrow Agent for its services hereunder as and when billed by the Escrow Agent, and Purchaser shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, damages, cost or expense, including but not limited to reasonable attorneys' fees, reasonably incurred by the Escrow Agent in connection with the Escrow Agent's performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement; provided that notwithstanding the foregoing, Purchaser shall not be required to indemnify the Escrow Agent for any such loss, liability, cost or expense arising as a result of the Escrow Agent's willful misconduct or gross negligence or breach of this Agreement.

     9. Resignation and Removal of the Escrow Agent.

     (a) The Escrow Agent may resign as such thirty (30) calendar days following the giving of prior written notice thereof to Seller and Purchaser. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Seller and Purchaser and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Fund to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Fund as such successor may reasonably request.

     (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because Seller and Purchaser are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Agreement, provided that any such successor selected by the Escrow Agent shall be a Permitted Bank referred to in subclause (A) of clause (iii) of paragraph (a) of Section 3.

[Date]
Page 7


     (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 9 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Fund, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in clause (iii) of Section 6, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

     10. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                           If to Purchaser, to:

                           Ascend Communications, Inc.
                           One Ascend Plaza
                           1275 Harbor Bay Parkway
                           Alameda, CA  94502
                           Facsimile No.:  (510) 747-6621
                           Attn:  General Counsel

                           with a copy to:

                           Gray Cary Ware & Freidenrich LLP
                           400 Hamilton Avenue, Palo Alto, CA 94301-1825 Facsimile No.: (650) 327-3699
                           Attn:  Thomas Furlong, Esq.

                           If to Seller, to:

                           Voxware, Inc.
                           305 College Road East
                           Princeton, NJ  08540
                           Facsimile No.:
                           Attn:

                           with a copy to:

                           Fulbright & Jaworski, L.L.P.
                           666 Fifth Avenue
                           New York, NY  10103
                           Facsimile No.:  (212) 752-5958
                           Attn:  Lawrence A. Spector

                           If to the Escrow Agent, to:

                           [Name]
                           [Address]
                           Facsimile No.:
                           Attn:

                           with a copy to:

                           [Name]
                           [Address]
                           Facsimile No.:
                           Attn:

[Date]
Page 8


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or

[Date]
Page 9


other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     11. Amendments, etc. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Purchaser and Seller and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent. No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     13. Business Day. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

     14. Miscellaneous. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       ASCEND COMMUNICATIONS, INC.


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                       VOXWARE, INC.


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                       [ESCROW AGENT]


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

[Date]
Page 1


                                                                         ANNEX I

                           CERTIFICATE OF INSTRUCTION

                                       to

                         ------------------------------,

                                 as Escrow Agent


     The undersigned, Ascend Communications, Inc., a Delaware corporation ("Purchaser"), pursuant to Section 4(a) of the Escrow Agreement dated as of _____________, 1999 among Purchaser, Voxware, Inc., a Delaware corporation ("Seller"), and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

          (a) certifies that (i) Purchaser or another Indemnified Party has sent to Seller a Claim Notice or an Indemnity Notice (as such terms are defined in the Asset Purchase Agreement), a copy of which is attached hereto, and
     (ii) the amount of $___________ (the "Owed Amount") is payable to the Indemnified Parties by Seller pursuant to Article IX of the Asset Purchase Agreement by reason of the matter described in such Claim Notice or Indemnity Notice; and

          (b) instructs you to pay to Purchaser from the Escrow Fund the Owed Amount, by wire transfer of immediately available funds to Purchaser's account at _________________, __________________, _________, _________
     (Account No.:_________), (i) unless you receive an Objection Certificate from Seller prior to the expiration of the Objection Period, within two business days following the expiration of the Objection Period, or (ii) if you receive an Objection Certificate within the Objection Period, within two business days following your receipt of a Resolution Certificate or a Litigation Certificate.

                                      ASCEND COMMUNICATIONS, INC.


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:


Dated:_________, ____

[Date]
Page 1

                                                                        ANNEX II



                              OBJECTION CERTIFICATE

                                       to

                         ------------------------------,

                                 as Escrow Agent


     The undersigned, Voxware, Inc., a Delaware corporation ("Seller"), pursuant to Section 4(b) of the Escrow Agreement dated as of __________, 1999 among Ascend Communications, Inc., a Delaware corporation ("Purchaser"), Seller and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

          (a) disputes that the Owed Amount referred to in the Certificate of Instruction dated _________, ____ is payable to the Indemnified Parties by the undersigned pursuant to Article IX of the Asset Purchase Agreement;

          (b) certifies that the undersigned has sent to Purchaser a written statement dated ___________, ____ of the undersigned, a copy of which is attached hereto, disputing its liability to the Indemnified Parties for the Owed Amount; and

          (c) objects to your making payment to Purchaser as provided in such Certificate of Instruction.

                                       VOXWARE, INC.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

Dated: __________, ____

[Date]
Page 1


                                                                       ANNEX III

                             RESOLUTION CERTIFICATE

                                       to

                      ------------------------------------,

                                 as Escrow Agent

     The undersigned, Ascend Communications, Inc., a Delaware corporation ("Purchaser"), and Voxware, Inc., a Delaware corporation ("Seller"), pursuant to
Section 4(b) of the Escrow Agreement dated as of ____________, 1999 among Purchaser, Seller and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

          (a) certify that (i) Purchaser and Seller have resolved their dispute as to the matter described in the Certificate of Instruction dated __________, ____ and the related Objection Certificate dated ___________,
     ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates is $______________;

          (b) instruct you to pay to Purchaser from the Escrow Fund the Owed Amount referred to in clause (ii) of paragraph (a) above, by wire transfer of immediately available funds to Purchaser's account at ____________________, _________________, ________, ________ (Account No.:
     ___________), within two business days of your receipt of this Certificate; and

          (c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby canceled.

                                             ASCEND COMMUNICATIONS, INC.



                                             By:
                                                ----------------------------
                                                Name:
                                                Title:

                                             VOXWARE, INC.



                                             By:
                                                ---------------------------
                                                Name:
                                                Title:

Dated:________, ____

[Date]
Page 1

                                                                        ANNEX IV

                             ARBITRATION CERTIFICATE

                                       to

                         -----------------------------,

                                 as Escrow Agent


     The undersigned, Ascend Communications, Inc., a Delaware corporation ("Purchaser"), pursuant to Section 4(b) of the Escrow Agreement dated as of ____________, 1999 among Purchaser, Voxware, Inc., a Delaware corporation ("Seller"), and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

          (a) certifies that (i) attached hereto is a final order of a Board of Arbitration in accordance with Section 11.03(d) of the Asset Purchase Agreement resolving the dispute between Purchaser and Seller as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates, as provided in such order, is $______________;

          (b) instructs you to pay to Purchaser from the Escrow Fund the Owed Amount referred to in clause (ii) of paragraph (a) above, by wire transfer of immediately available funds to Purchaser's account at _____________________, ________________, _______, _______ (Account No.:
     ____________), within two business days of your receipt of this Certificate; and

          (c) agrees that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby canceled.

                                           ASCEND COMMUNICATIONS, INC.


                                           By:
                                              ------------------------------
                                              Name:
                                              Title:

Dated:__________, ____

[Date]
Page 1

                                                                         ANNEX V


                       PURCHASER CANCELLATION CERTIFICATE

                                       to

                          ----------------------------,

                                 as Escrow Agent


     The undersigned, Ascend Communications, Inc., a Delaware corporation ("Purchaser"), pursuant to Section 4(e) of the Escrow Agreement dated as of ____________, 1999 among Purchaser, Voxware, Inc., a Delaware corporation ("Seller"), and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

          (a) certifies that (i) it hereby releases its claim against Seller with respect to [all] [specify portion] of the Owed Amount designated in the Certificate of Instruction dated _____________, ____ and (ii) as a result the Owed Amount with respect to such Certificate of Instruction is $__________; and

          (b) agrees that such Certificate of Instruction is, to the extent released as provided in clause (i) of paragraph (a) above, canceled.

                                          ASCEND COMMUNICATIONS, INC.


                                          By:
                                             -----------------------------
                                             Name:
                                             Title:


Dated:__________, ____

                                                                        ANNEX VI



                         SELLER CANCELLATION CERTIFICATE

                                       to

                         -----------------------------,

                                 as Escrow Agent


         The undersigned, Voxware, Inc., a Delaware corporation ("Seller"), pursuant to Section 4(f) of the Escrow Agreement dated as of ____________, 1999 among Ascend Communications, Inc., a Delaware corporation ("Purchaser"), Seller and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby certifies that (i) attached hereto is a final order of a Board of Arbitration in accordance with Section 11.03(d) of the Asset Purchase Agreement resolving the dispute between Purchaser and Seller as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____ and (ii) as provided in such order, there is no Owed Amount with respect to the matter described in such Certificates.

                                             VOXWARE, INC.

                                             By:
                                                -----------------------------
                                                Name:
                                                Title:

Dated:__________, ____

                                                                       EXHIBIT H


                           ASCEND COMMUNICATIONS, INC.

                              Officer's Certificate


     I, Michael F.G. Ashby, Executive Vice President, Chief Financial Officer and Secretary of Ascend Communications, Inc., a Delaware corporation ("Purchaser"), pursuant to Section 7.03 of the Asset Purchase Agreement dated as of February 4, 1999 (the "Asset Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement) between Purchaser and Voxware, Inc., a Delaware corporation, DO HEREBY CERTIFY on behalf of Purchaser that:

     (1) Each of the representations and warranties made by Purchaser in the Asset Purchase Agreement is true and correct in all material respects (without regard for any materiality qualifiers contained therein) on and as of the date hereof as though made on and as of the date hereof.


     (2) Each of the agreements, covenants and obligations required by the Asset Purchase Agreement to be performed or complied with by Purchaser at or before the Closing has been duly performed or complied with in all material respects.

     IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of _____________, 1999.


                                      ASCEND COMMUNICATIONS, INC.


                                      By:
                                         ------------------------
                                         Name: Michael F.G. Ashby
                                         Title: Executive Vice President, Chief
                                                Financial Officer and Secretary

                                  SCHEDULES*
                                  ---------

Schedule 1.1(a)(i)       Tangible Personal Property
Schedule 1.1(a)(ii)      Intangible Personal Property
Schedule 1.1(a)(iii)     Contracts
Schedule 1.1(a)(v)       Registrations
Schedule 4.5             Designated Employees
Schedule 6.8             Third Party Consents

---------
* These schedules have been omitted in accordance with the rules of the Securities and Exchange Commission. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.